FORM OF AGREEMENT OF LIMITED PARTNERSHIP

OF

LIGHTSTONE VALUE PLUS REIT III LP

Dated as of [__________], 2014

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7.10	Reliance by Third Parties	46
7.11	Loans By Third Parties	47

Article 8	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS	47
8.1	Limitation of Liability	47
8.2	Management of Business	47
8.3	Outside Activities of Limited Partners	47
8.4	Return of Capital	48
8.5	Rights of Limited Partners Relating to the Partnership	48
8.6	Exchange Rights Agreements	49
8.7	Conversion and Exchange of Special Limited Partner Interests.	51

Article 9	BOOKS, RECORDS, ACCOUNTING AND REPORTS	52
9.1	Records and Accounting	52
9.2	Fiscal Year	52
9.3	Reports	52

Article 10	TAX MATTERS	53
10.1	Preparation of Tax Returns	53
10.2	Tax Elections	53
10.3	Tax Matters Partner	54
10.4	Organizational Expenses	56
10.5	Withholding	56

Article 11	TRANSFERS AND WITHDRAWALS	57
11.1	Transfer	57
11.2	Transfer of the General Partner’s General Partner Interest	58
11.3	Limited Partners’ Rights to Transfer	59
11.4	Substituted Limited Partners	61
11.5	Assignees	62
11.6	General Provisions	62

Article 12	ADMISSION OF PARTNERS	64
12.1	Admission of Successor General Partner	64
12.2	Admission of Additional Limited Partners	65
12.3	Amendment of Agreement and Certificate of Limited Partnership	66

Article 13	DISSOLUTION, LIQUIDATION AND TERMINATION	66
13.1	Dissolution	66
13.2	Winding Up	67
13.3	Obligation to Contribute Deficit	69
13.4	Rights of Limited Partners	69
13.5	Notice of Dissolution	69
13.6	Termination of Partnership and Cancellation of Certificate of Limited Partnership	70
13.7	Reasonable Time for Winding-Up	70
13.8	Waiver of Partition	70

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Article 14	AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS	70
14.1	Amendments	70
14.2	Meetings of the Partners	71

Article 15	GENERAL PROVISIONS	72
15.1	Addresses and Notice	72
15.2	Titles and Captions	73
15.3	Pronouns and Plurals	73
15.4	Further Action	73
15.5	Binding Effect	73
15.6	Creditors	73
15.7	Waiver	73
15.8	Counterparts	73
15.9	Applicable Law	74
15.10	Invalidity of Provisions	74
15.11	Entire Agreement	74
15.12	Merger	74
15.13	No Rights as Stockholders	74

Article 16	CLASS B UNITS	74
16.1	Designation and Number	74
16.2	Special Provisions	75
16.3	Voting	77
16.4	Conversion of Class B Units	77
16.5	Profits Interests	79

EXHIBITS

Exhibit A	–	Partners’ Contributions and Partnership Interests
Exhibit B	–	Allocations
Exhibit C	–	Certificate of Limited Partnership

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AGREEMENT OF LIMITED PARTNERSHIP
OF
LIGHTSTONE VALUE PLUS REIT III LP

THIS AGREEMENT OF LIMITED PARTNERSHIP OF LIGHTSTONE VALUE PLUS REIT III LP (this “Agreement”) dated as of [__________], 2014, is entered into among LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMETN TRUST III, INC., a Maryland corporation, as general partner (the “General Partner”), LIGHTSTONE VALUE PLUS REIT III LLC, a Delaware limited liability company, as Limited Partner (the “Initial Limited Partner”), LIGHTSTONE SLP III, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the Limited Partners party hereto from time to time.

RECITALS

WHEREAS, Lightstone Value Plus REIT III LP was formed on [●], pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware and a certificate of limited partnership was filed with the Secretary of State of the State of Delaware (the “Certificate”).

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Article 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the General Partner, the Operating Partnership, the Advisor or any of their Affiliates (as such term is defined in the Advisory Agreement) in connection with the selection, evaluation, acquisition, origination, making or development of any Real Estate Assets, whether or not acquired, including legal fees and expenses, travel and communications expenses, brokerage fees, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” means the fee payable to the Advisor or its assignees pursuant to Section 10(a) of the Advisory Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person that has executed and delivered an additional limited partner signature page in the form attached hereto, has been admitted to the Partnership as a Limited Partner pursuant to Section 4.3 hereof and that is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means with respect to any Partner, the negative balance, if any, in such Partner’s Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

(a)          credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b)          debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Adjustment Event” has the meaning set forth in Section 16.1(b).

“Advisor” means the Initial Limited Partner, its successors and assignees.

“Advisory Agreement” means the Advisory Agreement dated as of [●], by and among the Partnership and the General Partner, as advisees, and the Advisor, as advisor, as the same may be amended, supplemented or restated from time to time.

“Affected Gain” has the meaning set forth in subparagraph 4(b) of Exhibit B.

“Affiliate” means,

(a)          with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or

(b)          with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity. For purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Agreement of Limited Partnership, as originally executed and as amended, supplemented or restated from time to time, as the context requires.

“Articles of Incorporation” means the General Partner’s Articles of Incorporation, filed with the Maryland State Department of Assessments and Taxation, or other organizational document governing the General Partner, as amended, supplemented or restated from time to time.

“Assets” means any Property, Mortgage or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the General Partner, directly or indirectly through one or more of its Affiliates, and any other investment made by the General Partner, directly or indirectly through one or more of its Affiliates.

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“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to the applicable period of measurement (i.e., any period (other than the first period in which this calculation of Available Cash is being made) beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of

(a)          the gross cash receipts of the Partnership for such period from all sources whatsoever, including the following:

(i)          all rents, revenues, income and proceeds derived by the Partnership from its operations, including distributions received by the Partnership from any Entity in which the Partnership has an interest;

(ii)         all proceeds and revenues received by the Partnership on account of any sales of any Partnership property or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;

(iii)        the amount of any insurance proceeds and condemnation awards received by the Partnership;

(iv)        all capital contributions and loans received by the Partnership from its Partners;

(v)         all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and

(vi)        the proceeds of liquidation of the Partnership’s property in accordance with this Agreement;

over

(b)          the sum of the following:

(i)          all operating costs and expenses paid, including taxes and other expenses of the properties directly and indirectly held by the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in clause (viii) below);

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(ii)         all costs and expenses paid during such period in connection with the sale or other disposition, or financing or refinancing, of the property directly or indirectly held by the Partnership or the recovery of insurance or condemnation proceeds;

(iii)        all fees provided for under this Agreement;

(iv)        all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;

(v)         all capital contributions, advances, reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;

(vi)        all loans made by the Partnership in accordance with the terms of this Agreement;

(vii)       all reimbursements paid to the General Partner or its Affiliates during such period; and

(viii)      the amount of any new reserve or reserves or increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Average Class B Economic Capital Account Balances” means with respect to a Limited Partner owning Class B Units, an amount equal to the quotient of (a) the Class B Economic Capital Account Balance of such Limited Partner divided by (b) the number of Class B Units owned by such Limited Partner.

“Business Combination” has the meaning set forth in Section 7.1(a)(iii)(D).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a)          to each Partner’s Capital Account there shall be credited;

(i)          such Partner’s Capital Contributions;

(ii)         such Partner’s distributive share of Net Income, Net Property Gain and any items in the nature of income or gain which are specially allocated to such Partner pursuant to paragraphs 1 and 2 of Exhibit B; and

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(iii)        the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;

(b)          to each Partner’s Capital Account there shall be debited;

(i)          the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement;

(ii)         such Partner’s distributive share of Net Losses, Net Property Loss and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to paragraphs 1 and 2 of Exhibit B; and

(iii)        the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and

(c)          if all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided, that, all allocations of Partnership income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code and that no Limited Partner is materially adversely affected by any such modification.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Gross Asset Value of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

“Capital Transaction” means any sale, or other disposition (other than a deemed disposition pursuant to Section 708(b)(1)(B) of the Code and the Regulations thereunder) of all or substantially all of the assets and properties of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets and properties of the Partnership.

“Cash Amount” means an amount of cash per Partnership Unit equal to the Value of one share of Common Stock as determined under the applicable Exchange Rights Agreement on the Valuation Date of the Common Stock Amount.

“Cash Available for Distribution” means the Available Cash other than Net Sales Proceeds.

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“Certificate” has the meaning set forth in the Recitals.

“Claims” has the meaning set forth in Section 7.6(a)(i).

“Class B Unit” means a Partnership Unit which is designated as a Class B Unit of the Partnership.

“Class B Economic Capital Account Balances” means the Capital Account balances of the Class B Unit holders to the extent attributable to their ownership of Class B Units reduced by any forfeiture allocations in accordance with Section 16.05(d) due to the forfeiture of any Class B Units.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Stock” means the common stock of the General Partner, $.01 par value per share. Common Stock may be issued in one or more classes or series in accordance with the terms of the Articles of Incorporation. If, at any time, there is more than one class or series of Common Stock, the term “Common Stock” shall, as the context requires, be deemed to refer to the class or series of Common Stock that correspond to the class or series of Partnership Interests for which the reference to Common Stock is made.

“Common Stock Amount” means that number of shares of Common Stock equal to the product of (a) the number of OP Units offered for exchange by an exchanging Partner, multiplied by (b) the Exchange Factor as of the Valuation Date, provided, however, that if the General Partner or the Partnership issues to all holders of Common Stock rights, options, warrants or convertible, exercisable or exchangeable securities entitling the stockholders to subscribe for or purchase Common Stock, or any other securities or property (collectively, the “rights”), then the Common Stock Amount shall also include the rights that a holder of that number of shares of Common Stock would be entitled to receive.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

“Consent of the Limited Partners” means the Consent of Limited Partners (excluding for this purpose any Partnership Interests held by the General Partner, any other Person of which the General Partner owns or controls more than fifty percent (50%) of the voting interests and any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the General Partner) holding Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners who are not excluded for the purposes hereof.

“Constituent Person” has the meaning set forth in Section 16.4(d) hereof.

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“Contributed Property” means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner, including any interest in any successor partnership occurring as a result of a termination of the Partnership pursuant to Section 708 of Code.

“Conversion Date” has the meaning set forth in Section 16.4(a) hereof.

“Cost of Assets” means, with respect to a Real Estate Asset, the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs, but shall exclude Acquisition Fees associated with such Real Estate Asset.

“Debt” means, as to any Person, as of any date of determination and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that except as otherwise provided in Section 1.704-2 of the Regulations, if there is a difference between the Gross Asset Value (including the Gross Asset Value, as increased pursuant to paragraph (d) of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided further, however, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such fiscal year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.

“Distribution Date” has the meaning set forth in Section 5.1(a).

“Economic Hurdle” has the meaning set forth in Section 16.2(a)(ii)(A).

“Effective Date” means the date upon which the Registration Statement relating to the General Partner’s public offering of Common Stock has been declared effective by the Securities and Exchange Commission.

“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

“Exchange Factor” means 1.0; provided, however, that if the General Partner: (a) declares or pays a dividend on its outstanding Common Stock in Common Stock or makes a distribution to all holders of its outstanding Common Stock in Common Stock; (b) subdivides its outstanding Common Stock; or (c) combines its outstanding Common Stock into a smaller number of shares of Common Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

“Exchange Right” means the exchange right of a Limited Partner described in Section 8.6 and to be set forth in one or more Exchange Rights Agreements.

“Exchange Rights Agreements” has the meaning set forth in Section 8.6(h).

“General Partner” has the meaning set forth in the Preamble, and any successor as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of GP Units.

“GP Unit” means a Partnership Unit which is designated as a GP Unit of the Partnership.

“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)          the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;

(b)          if the General Partner determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

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(i)          a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

(ii)         the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase or redemption of a Partnership Interest;

(iii)        the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

(iv)        the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner;

(c)          the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the General Partner as of the date of distribution; and

(d)          the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.

“Gross Proceeds” means the aggregate purchase price of all shares of Common Stock sold for the account of the General Partner through an Offering, without deduction for Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share of Common Stock for which reduced selling commissions are paid to (i) Realty Capital Securities, LLC or any successor dealer manager to the General Partner or (ii) a broker-dealer (where net proceeds to the General Partner are not reduced) shall be deemed to be the full amount of the offering price per share of Common Stock pursuant to the Registration Statement for such Offering without reduction.

“Incapacity” or “Incapacitated” means,

(a)          as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate;

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(b)          as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

(c)          as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership;

(d)          as to any limited liability company which is a Partner, the dissolution and commencement of winding up of the limited liability company;

(e)          as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership;

(f)          as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or

(g)          as to any Partner, the bankruptcy of such Partner, which shall be deemed to have occurred when:

(i)          the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(ii)         the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner;

(iii)        the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors;

(iv)        the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above;

(v)        the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties;

(vi)        any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof;

(vii)       the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or

(viii)     an appointment referred to in clause (vii) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

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“Include”, “includes” and “including” shall be construed as if followed by the phrase “without limitation”.

“Included Assets” means the Investments owned as of the Termination Date or the Investment Liquidity Date, as applicable, and any Investments acquired after the Termination Date or the Investment Liquidity Date, as applicable, for which a contract to acquire such Investment had been entered into by or on behalf of the General Partner as of the Termination Date or the Investment Liquidity Date, as applicable.

“Indemnitee” means

(a)          any Person made a party to a proceeding by reason of:

(i)          its status as the General Partner,

(ii)         its status as a Limited Partner,

(iii)        its status as an investment advisor to the General Partner,

(iv)        its status as a trustee, director or officer of the Partnership, the General Partner or the investment advisor to the General Partner,

(v)        its status as a director, trustee, member or officer of any other Entity, each Person serving in such capacity at the request of the Partnership or the General Partner, or

(vi)        his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and

(b)          such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Limited Partner” has the meaning set forth in the Preamble.

“Investment” or “Investments” means any investment or investments by the Partnership, directly or indirectly, in Properties, Loans or other Permitted Investments.

“Investment Liquidity Promote” has the meaning set forth in Section 5.1(e).

“Investment Liquidity Date” means the date on which an Investment Liquidity Event is consummated.

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“Investment Liquidity Event” means a liquidation or the sale of all or substantially all the Investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity, and regardless of whether such transaction is taxable or tax-free). For the avoidance of doubt, an Investment Liquidity Event includes a Business Combination and a Transaction (including a merger in which the General Partner is the surviving entity).

“Investment Liquidity Value” has the meaning set forth in Section 5.1(e).

“IRS” means the Internal Revenue Service of the United States (or any successor organization).

“Liability Shortfall” has the meaning set forth in subparagraph 4(d) of Exhibit B.

“Lien” means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

“Limited Partner” means, prior to the admission of the first Additional Limited Partner to the Partnership, the Initial Limited Partner, and thereafter any Person named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, upon the execution and delivery by such Person of an additional limited partner signature page, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units (other than GP Units).

“Liquidating Event” has the meaning set forth in Section 13.1(b) hereof.

“Liquidating Gain” means net capital gain realized in connection with an actual or hypothetical Capital Transaction, including the amount of any adjustment of the Gross Asset Value of any Real Estate Asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations.

“Liquidator” has the meaning set forth in Section 13.2(a)(iii) hereof.

“Liquidity Event” means the first to occur of the following: (i) an OP Unit Transaction, (ii) a Listing, or (iii) a Termination Without Cause.

“Listing” means the listing of the shares of Common Stock on a national securities exchange.

“Listing Promote” has the meaning set forth in Section 5.1(c).

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“Loans” means mortgage loans and other types of debt financing investments made by the Partnership, either directly or indirectly, including through ownership interests in a joint venture or other entity and including mezzanine loans, B-notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans.

“Market Value” means the value calculated based on the average market value of the shares of Common Stock issued and outstanding at Listing over the 30 days beginning 180 days after the shares of Common Stock are first listed or included for quotation.

“Mortgage” means , in connection with mortgage financing provided, invested in, participated in or purchased by the General Partner, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Property owed by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“Net Income” or “Net Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

(a)          by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss;

(b)          by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

(c)          by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

(d)          by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

(e)          if an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit B;

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(f)          by excluding Net Property Gain and Net Property Loss; and

(g)          by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to paragraphs 2 and 3 of Exhibit B.

“Net Investment” means (i) as it relates to the Stockholders, the total amount of Gross Proceeds raised in all Offerings; and (ii) as it relates to the Limited Partners (other than the General Partner in its capacity as a Limited Partner) and the Special Limited Partner the total amount of Capital Contributions.

“Net Investment Balance” means the excess, if any, of: (a) the Net Investment, over (b) in each case, without duplication, (i) as it relates to the Stockholders, all prior distributions to Stockholders of Net Sales Proceeds and any amounts paid by the General Partner to repurchase shares of Common Stock pursuant to the General Partner’s plan for redemption of Common Stock or otherwise; (ii) as it relates to the Limited Partners, all distributions pursuant to Section 5.1(b)(i) (other than distributions to the General Partner), and all proceeds or property used to redeem Limited Partner Interests (except those held directly or indirectly the General Partner); and (iii) as it relates to the Special Limited Partner, all distributions pursuant to Section 5.1(b)(iii).

“Net Property Gain” or “Net Property Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable gain or loss for such year or period from Sales, including the amount of any adjustment of the Gross Asset Value of any Real Estate Asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations. For these purposes, the Gross Asset Value of the Real Estate Assets may reflect the market capitalization of the General Partner (increased by the amount of any Partnership liabilities).

“Net Sales Proceeds” has the meaning set forth in the Articles of Incorporation.

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

“Nonrecourse Liabilities” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Note” means a non-interest bearing promissory note which shall be repaid from the Net Sales Proceeds of each sale of an Investment that occurs after the date of Listing or the Termination Date, as applicable. The Partnership shall be the sole obligor with respect to any Note, and may pay at its discretion all or a portion of such Note in shares of Common Stock, which may or may not be registered under the Securities Act of 1933, as amended, or cash. Any Note shall not represent an indebtedness of the Partnership, but rather shall be evidence of a distribution obligation of the Partnership to the Special Limited Partner pursuant to the terms of Section 5.1.

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“Notice of Redemption” has the meaning provided in Section 8.6(a) hereof.

“Offer” has the meaning set forth in Section 11.2(c)(i).

“Offering” means the public offering of shares of Common Stock pursuant to the Registration Statement on Form S-11.

“OP Unit” means a Partnership Unit which is designated as an OP Unit of the Partnership.

“OP Unit Economic Balance” means the quotient of (a) the aggregate Capital Account balance attributable to the OP Units outstanding, plus the amount of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under subparagraph 1(c)(ii) of Exhibit B, divided by (b) the number of OP Units outstanding.

“OP Unit Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the Partnership pursuant to Section 8.6 (a) or the General Partner pursuant to Section 8.6(b) hereof.

“OP Unit Redemption Right” has the meaning provided in Section 8.6(a) hereof.

“OP Unit Transaction” means, in connection with a Class B Unit, a transaction to which the Partnership or the General Partner shall be a party, including a merger, consolidation, unit exchange, self-tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets (but excluding any transaction which constitutes an Adjustment Event and any merger in which the General Partner is the surviving entity) in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.

“Organization and Offering Expenses” means all expenses incurred by or on behalf of the General Partner in connection with or in preparing the General Partner for registration of and subsequently offering and distributing its shares of Common Stock to the public, whether incurred before, on or after the date of the Advisory Agreement, which may include total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); any expense allowance granted by the General Partner to the underwriter or any reimbursement of expenses of the underwriter by the General Partner; expenses for printing, engraving and mailing; compensation of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively. Solely for purposes of Exhibit B, “Partner” shall include the Special Limited Partner.

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“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Partner Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations, and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Section 1.704-2(i)(2) of the Regulations.

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner or the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(b)(2) of the Regulations, and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Section 1.704-2(d) of the Regulations.

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1(a) hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. Partnership Units consist of GP Units, OP Units, Class B Units and any classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for Partnership Units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

“Partnership Year” means the fiscal year of the Partnership, as set forth in Section 9.2 hereof.

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“Percentage Interest” means, as to a Partner, the fractional part of the Partnership Interests owned by such Partner and expressed as a percentage as specified in Exhibit A, as such Exhibit may be amended from time to time.

“Permitted Investments” means all investments (other than Properties and Loans) in which the Partnership acquires an interest, either directly or indirectly, including through ownership interests in a joint venture or other entity, pursuant to the Certificate, this Agreement and the investment objectives and policies adopted by the General Partner from time to time, other than short-term investments acquired for purposes of cash management, and that allow the General Partner to meet the REIT Requirements.

“Permitted Transferee” means any person to whom Partnership Units are Transferred in accordance with Section 11.3.

“Person” means an individual or Entity.

“Precontribution Gain” has the meaning set forth in subparagraph 4(c) of Exhibit B.

“Priority Return” means a 6% cumulative, non-compounded, pre-tax annual return (based on a 365-day year).

“Priority Return Balance” means, as of any date, the excess, if any, of (a) a Priority Return from the Effective Date until such Distribution Date on the Net Investment Balance (calculated like simple interest on a daily basis based on a 365-day year), over (b) distributions made under Sections 5.1(a), (b)(ii) and (b)(iv), as the case may be; provided, however, that for purposes of calculating the Priority Return Balance, the Net Investment Balance shall be determined on a daily basis.

“Property” or “Properties” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land acquired by the General Partner, directly or indirectly through joint venture arrangements or other partnership or investment interests.

“PTP Safe Harbors” has the meaning set forth in Section 11.6(f).

“Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

“Real Estate Assets” means any investment by the Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a Joint Venture (net of any interest held in such investment by a partner or member of a Joint Venture unaffiliated with the Partnership).

“Real Property” means (i) land, (ii) rights in land (including leasehold interests), and (iii) any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Redeeming Limited Partner” has the meaning provided in Section 8.6(a) hereof.

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“Registration Statement” means the Registration Statement on Form S-11 filed by the General Partner with the Securities and Exchange Commission, and any amendments thereof at any time made, relating to the Common Stock.

“Regulations” means the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” means the allocations set forth in paragraph 2 of Exhibit B.

“REIT” means a real estate investment trust as defined in Section 856 of the Code.

“REIT Requirements” has the meaning set forth in Section 5.2.

“Restricted Class B Units” has the meaning set forth in Section 16.2(a)(i) hereof.

“Safe Harbor” has the meaning set forth in Section 10.2(d).

“Safe Harbor Election” has the meaning set forth in Section 10.2(d).

“Safe Harbor Interests” has the meaning set forth in Section 10.2(d).

“Sales” has the meaning set forth in the Articles of Incorporation.

“Securities” has the meaning set forth in Section 4.2(b).

“Special Limited Partner” has the meaning set forth in the Preamble, which shall be a limited partner of the Partnership and recognized as such under applicable Delaware law, but not a “Limited Partner” within the meaning of this Agreement.

“Special Limited Partner Capital Contributions” means all Capital Contributions made by the Special Limited Partner in cash or Property from time to time pursuant to the Special Limited Partner Contribution Agreement.

“Special Limited Partner Contribution Agreement” means that certain contribution agreement between the Partnership and the Special Limited Partner, dated [●]

“Special Limited Partner Interest” means the interest of the Special Limited Partner in the Partnership representing its right as the holder of an interest in distributions described in Sections 5.1(b)(v)(A), (c), (d), (e) and (f) (and any corresponding allocations of income, gain, loss and deduction under this Agreement).

“Specified Redemption Date” shall mean with respect to each written notice of redemption, the first business day of a month occurring on or after 60 calendar days from receipt by the General Partner of such written notice of redemption.

“Stockholder” means a holder of Common Stock.

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“Stockholder Distributions” means any distributions of money or other property by the General Partner to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes, with the exception of distributions paid on shares of Common Stock repurchased or redeemed by the General Partner.

“Subordinated Participation Interest” means a Partnership Interest issued to the Special Limited Partner in exchange for a Special Limited Partner Capital Contribution.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which a majority of (a) the voting power of the voting equity securities; or (b) the outstanding equity interests (whether or not voting), is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Surviving General Partner” has the meaning set forth in Section 11.2(d)(i)(A).

“Tax Allocations” means the allocations set forth in paragraph 4 of Exhibit B.

“Tax Items” has the meaning set forth in subparagraph 4(a) of Exhibit B.

“Termination” means the termination of the Advisory Agreement.

“Termination Base Promote” has the meaning set forth in Section 5.1(d)(i).

“Termination Date” means the date of Termination.

“Termination Liquidity Promote” has the meaning set forth in Section 5.1(d)(ii)(B).

“Termination Listing Promote” has the meaning set forth in Section 5.1(d)(ii)(A).

“Termination Promote” means the Termination Base Promote, Termination Liquidity Promote or the Termination Listing Promote.

“Termination Without Cause” means the termination of the Advisory Agreement as provided in the Advisory Agreement by the Independent Directors (as defined in the Advisory Agreement) of the General Partner or the Advisor without Cause (as defined in the Advisory Agreement).

“Transaction” has the meaning set forth in Section 11.2(c).

“Transfer” as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

“Unrestricted Class B Units” has the meaning set forth in Section 16.2(a)(ii) hereof.

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“Valuation Date” means the date of receipt by the Partnership and the General Partner of notice from an exchanging Partner that such Partner is exercising its Exchange Rights or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means the most recent Offering price for a share of Common Stock less any selling commissions and dealer manager fee that would be payable with respect to the sale of a share of Common Stock.

“Withheld Amount” means any amount required to be withheld by the Partnership with respect to a Limited Partner and paid over to any taxing authority as a result of any allocation or distribution of income to a Limited Partner or any other transaction.

Certain additional terms and phrases have the meanings set forth in Exhibit B.

Article 2
ORGANIZATIONAL MATTERS

2.1	Formation

The General Partner and the Initial Limited Partner have formed the Partnership by filing the Certificate on [●] in the office of the Delaware Secretary of State. The Partnership is a limited partnership organized pursuant to the provision of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

2.2	Name

The name of the Partnership is Lightstone Value Plus REIT III LP. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership”, “LP”, “Ltd.” or similar words, phrases or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3	Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is the [●]. The principal office of the Partnership shall be [●], or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

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2.4	Power of Attorney

(a)          Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)          execute, swear to, acknowledge, deliver, file and record in the appropriate public offices

(A)          all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including any documents necessary or advisable to convey any Contributed Property to the Partnership;

(B)          all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;

(C)          all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation;

(D)          all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner;

(E)          all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and

(F)          amendments to this Agreement as provided in Article 14 hereof; and

(ii)          execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

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Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

(b)          (i)          The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Limited Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.

(ii)          Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.

(iii)          Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefore, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

(c)          For the purposes of this Section 2.4, the term “Limited Partner” shall be deemed to include the Special Limited Partner, unless the context otherwise requires.

2.5	Term

The term of the Partnership shall commence on the date hereof and shall continue until the Partnership is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

Article 3
PURPOSE

3.1	Purpose and Business

(a)          The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act including to engage in the following activities:

(i)          to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the properties or other real estate assets acquired by the Partnership as described in the prospectus (as supplemented or amended from time to time) contained in the Registration Statement;

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(ii)          to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds;

(iii)         to enter into any partnership, joint venture, corporation, limited liability company, trust or other similar arrangement to engage in any of the foregoing;

(iv)         to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; and

(v)          to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes;

provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner determines not to qualify as a REIT or ceases to qualify as a REIT for any reason not related to the business conducted by the Partnership.

(b)          The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated.

3.2	Powers

(a)          The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to acquire, own, improve, develop and construct real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion,

(i)           could adversely affect the ability of the General Partner to continue to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT;

(ii)          could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code; or

(iii)         could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

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(b)          The General Partner also is empowered to do any and all acts and things necessary, appropriate or advisable to ensure that the Partnership will not be classified as a “publicly traded partnership” for the purposes of Section 7704 of the Code, including but not limited to imposing restrictions on exchanges of Partnership Units.

Article 4
CAPITAL CONTRIBUTIONS

4.1	Capital Contributions of the Partners

(a)          The Partners have made the Capital Contributions as set forth in Exhibit A.

(b)          The Special Limited Partner shall contribute the appropriate portion of Special Limited Partner Capital Contributions required to be made pursuant to the Special Limited Partner Contribution Agreement. In consideration thereof, the Partnership shall issue Subordinated Participation Interests to the Special Limited Partner.

(c)          To the extent the Partnership acquires any property by the merger of any other Person into the Partnership or the contribution of assets by any other Person, Persons who receive Partnership Interests in exchange for their interests in the Person merging into or contributing assets to the Partnership shall become Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement or contribution agreement and as set forth in Exhibit A, as amended to reflect such deemed Capital Contributions.

(d)          As of the effective date of this Agreement, the Partnership shall have three classes of Partnership Units, entitled “GP Units”, “OP Units” and “Class B Units” respectively. The Class B Units shall have the same rights, privileges and preferences as the OP Units, except as set forth in Article 16. Each Partner shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, additional Capital Contributions, the issuance of additional Partnership Units, transfers of Partnership Units or similar events having an effect on any Partner’s Percentage Interest.

(e)          The number of Partnership Units held by the General Partner, in its capacity as general partner, as evidenced by GP Units, shall be deemed to be the General Partner Interest.

(f)          Except as otherwise may be expressly provided herein, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise) and, except as set forth in Section 13.3, no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

4.2	Additional Funds; Restrictions on the General Partner

(a)          (i)          The sums of money required to finance the business and affairs of the Partnership shall be derived from the Capital Contributions made to the Partnership by the Partners as set forth in Section 4.1 and from funds generated from the operation and business of the Partnership, including rents and distributions directly or indirectly received by the Partnership from any Subsidiary.

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(ii)          If additional financing is needed from sources other than as set forth in Section 4.2(a)(i) for any reason, the General Partner may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate,

(A)        cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3;

(B)         make additional Capital Contributions to the Partnership (subject to the provisions of Section 4.2(b));

(C)         cause the Partnership to borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis;

(D)         make a loan or loans to the Partnership (subject to Section 4.2(b)); or

(E)         sell any assets or properties directly or indirectly owned by the Partnership.

(iii)          In no event shall any Limited Partners be required to make any additional Capital Contributions or any loan to, or otherwise provide any financial accommodation for the benefit of, the Partnership.

(b)          The General Partner shall not issue any debt securities, any preferred stock or any common stock (including additional Common Stock (other than (i) as payment of the Common Stock Amount or (ii) in connection with the conversion or exchange of securities of the General Partner solely in conversion or exchange for other securities of the General Partner)) or rights, options, warrants or convertible, exercisable or exchangeable securities containing the right to subscribe for or purchase any of the foregoing (collectively, “Securities”), other than to all holders of Common Stock, unless the General Partner shall:

(i)          in the case of debt securities, lend to the Partnership the proceeds of or consideration received for such Securities on the same terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable);

(ii)          in the case of equity Securities senior or junior to the Common Stock as to dividends and distributions on liquidation, contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership, interests in the Partnership in consideration therefor with the same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such Securities; and

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(iii)          in the case of Common Stock or other equity Securities on a parity with the Common Stock as to dividends and distributions on liquidation (including Common Stock or other Securities granted as a stock award to directors and officers of the General Partner or directors, officers or employees of its Affiliates in consideration for services or future services, and Common Stock issued pursuant to a dividend reinvestment plan or issued to enable the General Partner to make distributions to satisfy the REIT Requirements), contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets, including services) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership a number of additional Partnership Units in consideration therefor equal to the product of

(A)          the number of shares of Common Stock or other equity Securities issued by the General Partner, multiplied by

(B)          a fraction the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such contribution.

4.3	Issuance of Additional Partnership Interests; Admission of Additional Limited Partners

(a)          In addition to any Partnership Interests issuable by the Partnership pursuant to Section 4.2, the General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options therefore) in the form of Partnership Units or other Partnership Interests in one or more series or classes, or in one or more series of any such class senior, on a parity with, or junior to the Partnership Units to any Persons at any time or from time to time, on such terms and conditions, as the General Partner shall establish in each case in its sole and absolute discretion subject to Delaware law, including (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each class or series of Partnership Interests, (ii) the right of each class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each class or series of Partnership Interest upon dissolution and liquidation of the Partnership; provided, however, that, no such Partnership Interests shall be issued to the General Partner unless either (A) the Partnership Interests are issued in connection with the grant, award, or issuance of Common Stock or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Common Stock or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner in accordance with this Section 4.3(a) or (B) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class, without any approval being required from any Limited Partner or any other Person; provided further, however, that:

(i)          such issuance does not cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); and

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(ii)         such issuance would not cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor.

(b)          Subject to the limitations set forth in Section 4.3(a), the General Partner may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership or to issue any Partnership Interests, including amending the Certificate, Exhibit A or any other provision of this Agreement.

4.4           Contribution of Proceeds of Issuance of Common Stock

In connection with any offering, grant, award, or issuance of Common Stock or securities, rights, options, warrants or convertible or exchangeable securities pursuant to Section 4.2, the General Partner shall make aggregate Capital Contributions to the Partnership of the proceeds raised in connection with such offering, grant, award, or issuance, including any property issued to the General Partner pursuant to a merger or contribution agreement in exchange for Common Stock; provided, however, that if the proceeds actually received by the General Partner are less than the gross proceeds of such offering, grant, award, or issuance as a result of any underwriter’s discount, commission, or fee or other expenses paid or incurred in connection with such offering, grant, award, or issuance, then the General Partner shall make a Capital Contribution to the Partnership in the amount equal to the sum of (i) the net proceeds of such issuance plus (ii) an intangible asset in an amount equal to the capitalized costs of the General Partner relating to such issuance of Common Stock. Upon any such Capital Contribution by the General Partner, the Capital Account of the General Partner shall be increased by the amount of its Capital Contribution as described in the previous sentence.

4.5           Repurchase of Common Stock; Shares-In-Trust

(a)          If the General Partner shall elect to purchase from its stockholders Common Stock for the purpose of delivering such Common Stock to satisfy an obligation under any distribution reinvestment plan adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or for any other purpose, the purchase price paid by the General Partner for such Common Stock and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the condition that:

(i)          if such Common Stock subsequently is to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner from the sale of such Common Stock (provided that an exchange of Common Stock for Partnership Units pursuant to the applicable Exchange Rights Agreement would not be considered a sale for such purposes); and

(ii)         if such Common Stock is not re-transferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units held by the General Partner (as applicable) equal to the product of

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(A)         the number of shares of such Common Stock, multiplied by

(B)         a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such cancellation.

(b)          If the General Partner purchases shares of Common Stock from the Trust (as from time to time defined in the Articles of Incorporation), the Partnership will purchase from the General Partner a number of Partnership Units, at a price per Partnership Unit equal to the price per share of Common Stock paid by the General Partner, equal to the product of

(i)          the number of shares of Common Stock purchased by the General Partner from the Trust, multiplied by

(ii)         a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such purchase.

4.6           No Third-Party Beneficiary

No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligations of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

4.7           No Interest; No Return

(a)          No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account.

(b)          Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

4.8           No Preemptive Rights.

Subject to any preemptive rights that may be granted pursuant to Section 4.3 hereof, no Person shall have any preemptive or other similar right with respect to

(a)          additional Capital Contributions or loans to the Partnership; or

(b)          issuance or sale of any Partnership Units or other Partnership Interests.

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Article 5
DISTRIBUTIONS

5.1           Distributions

(a)          Cash Available for Distribution. Subject to the provisions of Sections 5.3, 5.4, 12.2(c) and 13.2, the General Partner shall cause the Partnership to distribute, at such times as the General Partner shall determine (each a “Distribution Date”), an amount of Cash Available for Distribution, determined by the General Partner in its sole discretion to the Partners holding GP Units, OP Units and/or Class B Units who are Partners on the applicable Partnership Record Date, in accordance with each such Partner’s respective Percentage Interest.

(b)          Net Sales Proceeds. Subject to the provisions of Sections 5.1(f), 5.3, 5.4, 12.2(c) and 13.2, Net Sales Proceeds shall be distributed as follows:

(i)          First, 100% to the Partners holding GP Units and/or OP Units in proportion to each such Partner’s respective Percentage Interest with respect to such GP Units and/or OP Units until the Net Investment Balance is zero;

(ii)         Second, 100% to the Partners holding GP Units and/or OP Units in proportion to each such Partner’s respective Percentage Interest with respect to such GP Units and/or OP Units until such Partners have received in the aggregate, pursuant to this Section 5.1(b)(ii) and Section 5.1(a), an amount such that the Priority Return Balance is zero;

(iii)        Third, 100% to the Special Limited Partner until its Net Investment Balance is zero;

(iv)        Fourth, 100% to the Special Limited Partner until it has received in the aggregate, pursuant to this Section 5.1(b)(iv), an amount such that its Priority Return Balance is zero; and

(v)         Thereafter, (A) 15% to the Special Limited Partner, and (B) 85% to be distributed to the Partners holding GP Units, OP Units and/or Class B Units in proportion to their respective Percentage Interests with respect to such GP Units, OP Units and/or Class B Units; provided, that no distributions shall be made pursuant to this Section 5.1(b)(iii) with respect to a Class B Unit unless such Class B Unit is an Unrestricted Class B Unit; provided further, that to the extent the Average Class B Economic Capital Account Balance of a holder of a Class of Class B Units is less than the OP Unit Economic Balance of the corresponding OP Units, the Percentage Interest of such Partner holding such Class of Class B Units with respect to such Class of Class B Units shall be reduced for purposes of determining its proportionate share of distributions pursuant to this Section 5.1(b)(iii) to equal such Partner’s Percentage Interest with respect to such Class of Class B Units multiplied by a fraction, the numerator of which is such Partner’s Average Class B Economic Capital Account Balance for such Class of Class B Units, and the denominator of which is the OP Unit Economic Balance of the corresponding OP Units.

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(c)          Listing Amounts. Upon a Listing and subject to Section 5.1(f), the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more distributions solely out of Net Sales Proceeds (the “Listing Promote”) equal to 15% of the amount, if any, by which (i) the sum of (A) the Market Value of all issued and outstanding shares of Common Stock plus (B) the sum of all Stockholder Distributions paid by the General Partner prior to Listing, exceeds (ii) the sum of (Y) the total Gross Proceeds in all Offerings plus (Z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all such Offerings. The Listing Promote will only be paid to the Special Limited Partner if the Advisory Agreement has not been terminated by the General Partner or the Advisor prior to the Listing.

(d)          Termination Amounts.

(i)          Upon a Termination and subject to Sections 5.1(d)(ii) and (f), the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more distributions solely out of Net Sales Proceeds (the “Termination Base Promote”) equal to 15% of the amount, if any, by which (A) the sum of (1) the fair market value (determined by appraisal as of the Termination Date) of the Investments on the Termination Date, minus (2) any Loans secured by such Investments, plus (3) the sum of all Stockholder Distributions paid by the General Partner through the Termination Date on shares of Common Stock issued in all Offerings through the Termination Date, minus (4) any amounts distributable as of the Termination Date to the Limited Partners who received Partnership Units in connection with the contribution of any Investments (including cash used to acquire Investments) to the Partnership, upon the liquidation or sale of such Investments (assuming the liquidation or sale of such Investments on the Termination Date), exceeds (B) the sum of (1) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the Termination Date to purchase or redeem any shares of Common Stock purchased in an Offering pursuant to the General Partner’s share repurchase program) plus (2) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Termination Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception through the Termination Date.

(ii)         Upon a Termination and subject to Section 5.1(f), the Special Limited Partner may elect to receive, in lieu of its right to receive the Termination Base Promote, either:

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(A)         If there is a Listing subsequent to the Termination Date, then the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of Net Sales Proceeds (the “Termination Listing Promote”), equal to 15% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of Listing) of the Included Assets, minus (x) any Loans secured by the Included Assets, plus (y) the sum of all Stockholder Distributions paid by the General Partner through the date of Listing on shares of Common Stock issued in Offerings through the Termination Date, minus (z) any amounts distributable as of the date of Listing to the Limited Partners who received Partnership Units in connection with the contribution of any Included Assets (including cash used to acquire Included Assets) to the Partnership, upon the liquidation or sale of such Included Assets (assuming the liquidation or sale of such Included Assets on the date of Listing), exceeds (2) the sum of (y) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the date of Listing to purchase or redeem any shares of Common Stock purchased in an Offering on or prior to the Termination Date pursuant to the General Partner’s share repurchase program), plus (z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Termination Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception of the General Partner through the date of Listing.

(B)         If there is an Investment Liquidity Event subsequent to the Termination Date, then the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of Net Sales Proceeds (the “Termination Liquidity Promote”), equal to 15% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the Investment Liquidity Date) of the Included Assets, minus (x) any Loans secured by the Included Assets, plus (y) the sum of all Stockholder Distributions paid by the General Partner through the Investment Liquidity Date on shares of Common Stock issued in Offerings through the Termination Date, minus (z) any amounts distributable as of the Investment Liquidity Date to the Limited Partners who received Partnership Units in connection with the contribution of any Included Assets (including cash used to acquire Included Assets) to the Partnership, upon the liquidation or sale of such Included Assets (assuming the liquidation or sale of such Included Assets on the Investment Liquidity Date), exceeds (2) the sum of (y) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the Investment Liquidity Date to purchase or redeem any shares of Common Stock purchased in an Offering on or prior to the Termination Date pursuant to the General Partner’s share repurchase program), plus (z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Termination Date, would have provided such Stockholders Priority Return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception of the General Partner through the Investment Liquidity Date.

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(e)          Investment Liquidity Amounts. Upon an Investment Liquidity Event and subject to Section 5.1(f), the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of Net Sales Proceeds (the “Investment Liquidity Promote”), equal to 15% of the amount, if any, by which (A) the sum of (1) the fair market value of the Included Assets or all issued and outstanding shares of Common Stock as determined in good faith by the General Partner as of the Investment Liquidity Date (the “Investment Liquidity Value”), plus (2) the sum of all Stockholder Distributions paid by the General Partner through the Investment Liquidity Date, exceeds (B) the sum of (1) the Gross Proceeds raised in all Offerings through the Investment Liquidity Date (less amounts paid on or prior to the Investment Liquidity Date to purchase or redeem any shares of Common Stock purchased in an Offering pursuant to the General Partner’s share repurchase program) plus (2) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Investment Liquidity Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all Offerings through the Investment Liquidity Date, measured for the period from inception of the General Partner through the Investment Liquidity Date.

(f)          Coordination.

(i)          Any Net Sales Proceeds paid to the Special Limited Partner pursuant to Section 5.1(b)(iii)(A) prior to a Listing shall reduce dollar for dollar the amount of the Listing Promote distributable pursuant to Section 5.1(c). If the Special Limited Partner is entitled to the Listing Promote pursuant to Section 5.1(c), (A) the Special Limited Partner would no longer be entitled to receive distributions of Net Sales Proceeds pursuant to Section 5.1(b)(iii)(A), a Termination Promote pursuant to Section 5.1(d) or the Investment Liquidity Promote pursuant to Section 5.1(e) and (B) any Net Sales Proceeds received by the Partnership after the Listing shall be applied first to satisfy the Partnership’s obligation to make distributions pursuant to the Section 5.1(c).

(ii)         Any Net Sales Proceeds paid to the Special Limited Partner pursuant to Section 5.1(b)(iii)(A) prior to the Termination Date shall reduce dollar for dollar the amount of the Termination Promote distributable pursuant to Section 5.1(d). If the Special Limited Partner receives, or is entitled to receive, a Termination Promote pursuant to Section 5.1(d), (A) the Special Limited Partner would no longer be entitled to receive distributions of Net Sales Proceeds pursuant to Section 5.1(b)(iii)(A), a Listing Promote pursuant to Section 5.1(c) or the Investment Liquidity Promote pursuant to Section 5.1(e) and (B) any Net Sales Proceeds received by the Partnership after the Termination Date, in connection with the Termination Base Promote, the date of the subsequent Listing, in connection with the Termination Listing Promote, and the Investment Liquidity Date, in connection with the Termination Liquidity Promote, shall be applied first to satisfy the Partnership’s obligation to make distributions pursuant to Section 5.1(d).

(iii)        Any Net Sales Proceeds paid to the Special Limited Partner pursuant to Section 5.1(b)(iii)(A) prior to an Investment Liquidity Date shall reduce dollar for dollar the Investment Liquidity Promote distributable pursuant to Section 5.1(e). If the Special Limited Partner is entitled to receive an Investment Liquidation Amount pursuant to Section 5.1(e), (A) the Special Limited Partner would no longer be entitled to receive distributions of Net Sales Proceeds pursuant to Section 5.1(b)(iii)(A), the Listing Promote pursuant to Section 5.1(c) or a Termination Promote pursuant to Section 5.1(d) and (B) any Net Sales Proceeds received by the Partnership as a result of or after the Investment Liquidity Event shall be applied first to satisfy the Partnership’s obligation to make distributions pursuant to Section 5.1(e).

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(iv)        If the Special Limited Partner contributes its Special Limited Partner Interest to the Partnership in exchange for OP Units pursuant to Section 8.7, the Special Limited Partner shall no longer be entitled the Listing Promote, a Termination Promote or the Investment Liquidity Promote or distributions of Net Sales Proceeds in respect of such Listing Promote, Termination Promote or Investment Liquidity Promote pursuant to Sections 5.1(f)(i), (ii) or (iii), respectively.

(v)         If the priority distribution of Net Sales Proceeds to the Special Limited Partner pursuant to this Section 5.1(f) prevents the Partnership from being able to distribute sufficient amounts to the General Partner pursuant to Section 5.1(b) to enable the General Partner to satisfy the REIT Requirement, the General Partner may in its sole discretion cause the Partnership to distribute some or all of the Net Sales Proceeds subject to a priority distribution pursuant to this Section 5.1(f) to the General Partner in an amount sufficient to enable the General Partner to pay dividends to the Stockholders in order to satisfy the REIT Requirements.

(g)          Notwithstanding anything herein to the contrary, in accordance with Section 736 of the Code, so long as the Special Limited Partner is entitled to the Listing Promote, a Termination Promote or the Investment Liquidity Promote and has not contributed its Special Limited Partner Interest in accordance with Section 8.7, the Special Limited Partner shall continue to be treated as a partner of the Partnership in respect of its Special Limited Partner Interest until the Partnership has satisfied its obligations with respect to the Listing Promote, Termination Promote and Investment Liquidity Promote.

(h)          In no event may any Partner receive a distribution pursuant to Sections 5.1(a) or (b) with respect to a Partnership Unit if such Partner is entitled to receive a distribution with respect to Common Stock for which such a Partnership Unit has been exchanged.

5.2           Qualification as a REIT

The General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts under this Article 5 to enable the General Partner to pay dividends to the Stockholders that will enable the General Partner to

(a)          satisfy the requirements for qualification as a REIT under the Code and Regulations (“REIT Requirements”), and

(b)          avoid any U.S. federal income or excise tax liability;

provided, however, that the General Partner shall not be bound to comply with this covenant to the extent such distributions would

(i)          violate applicable Delaware law, or

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(ii)         contravene the terms of any notes, mortgages or other types of debt obligations to which the Partnership may be subject in conjunction with borrowed funds.

5.3           Withholding

With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act or status of any Partner or the Special Limited Partner or to which the Partnership becomes subject with respect to any Partnership Unit or the Special Limited Partner Interest, the Partnership shall have the right to withhold amounts distributable pursuant to this Article V to such Partner or the Special Limited Partner or with respect to such Partnership Units or the Special Limited Partner Interest, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.5, and the amount of any withholding shall reduce the right of such Partner or the Special Limited Partner to future distribution to the extent provided in Section 10.5.

5.4           Additional Partnership Interests

If the Partnership issues Partnership Interests in accordance with Section 4.2 or 4.3, the distribution priorities set forth in Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Exhibit B.

Article 6
ALLOCATIONS

6.1           Allocations

The Net Income, Net Loss, Net Property Gain, Net Property Loss and other Partnership items shall be allocated pursuant to the provisions of Exhibit B.

6.2           Revisions to Allocations to Reflect Issuance of Partnership Interests

If the Partnership issues Partnership Interests to the General Partner or any additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Article 6 and Exhibit B as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Notwithstanding anything to the contrary in this Agreement, such revisions shall not require the consent or approval of any other Partner.

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Article 7
MANAGEMENT AND OPERATIONS OF BUSINESS

7.1           Management

(a)          (i)          Except as otherwise expressly provided in this Agreement, full, complete and exclusive discretion to manage and control the business and affairs of the Partnership are and shall be vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.

(ii)         The General Partner may not be removed by the Limited Partners with or without cause.

(iii)        In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including:

(A)         (1)         the making of any expenditures, the lending or borrowing of money, including making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Stockholders in amounts sufficient to permit the General Partner to maintain REIT status,

(2)         the assumption or guarantee of, or other contracting for, indebtedness and other liabilities,

(3)         the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and

(4)         the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, including the payment of all expenses associated with the General Partner;

(B)         the acquisition, purchase, ownership, operating, leasing and disposition of any real property and any other property or assets, including mortgages and real estate-related securities, whether directly or indirectly;

(C)         the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or the General Partner;

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(D)         the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation or other combination (each a “Business Combination”) of the Partnership with or into another Entity on such terms as the General Partner deems proper, provided, however, that the General Partner shall be required to send to each Limited Partner a notice of such proposed Business Combination no less than 15 days prior to the record date for the vote of the General Partner’s Stockholders on such Business Combination, if any;

(E)         the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including,

(1)         the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries,

(2)         the lending of funds to other Persons (including the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and

(3)         the making of capital contributions to its Subsidiaries;

(F)         the expansion, development, redevelopment, construction, leasing, repair, rehabilitation, repositioning, alteration, demolition or improvement of any property in which the Partnership or any Subsidiary of the Partnership owns an interest;

(G)         the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(H)         the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(I)         holding, managing, investing and reinvesting cash and other assets of the Partnership;

(J)         the collection and receipt of revenues and income of the Partnership;

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(K)         the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including employees having titles such as “president”, “vice president”, “secretary” and “treasurer” of the Partnership), and agents, attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;

(L)         the maintenance of such insurance for the benefit of the Partnership and the Partners and the directors, officers, agents, employees or affiliates thereof as it deems necessary or appropriate;

(M)         the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further Entities or other relationships that it deems desirable, including the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons; provided, however, that as long as the General Partner has determined to elect to qualify as a REIT or to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

(N)         the control of any matters affecting the rights and obligations of the Partnership, including

(1)         the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership,

(2)         the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and

(3)         the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(O)         the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including the contribution or loan of funds by the Partnership to such Persons);

(P)         the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner, in its sole discretion, may adopt;

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(Q)         the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(R)         the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(S)         the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(T)         the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the foregoing;

(U)         the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(V)         the authorization, issuance, sale, redemption or purchase of any Partnership Units or any securities of the Partnership;

(W)         the opening of bank accounts on behalf of, and in the name of, the Partnership and its Subsidiaries; and

(X)         the amendment and restatement of Exhibit A to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement.

(b)          (i)          Each of the Limited Partners agree that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement to the fullest extent permitted under the Act or other applicable law, rule or regulation.

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(ii)         The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

(c)          At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not, cause the Partnership to obtain and maintain

(i)          casualty, liability and other insurance on the properties of the Partnership or its subsidiaries;

(ii)         liability insurance for the Indemnitees hereunder; and

(iii)        such other insurance as the General Partner, in its sole and absolute discretion, determines to be appropriate and reasonable.

(d)          At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(e)          (i)          In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to any Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions; provided, that the General Partner has acted in good faith pursuant to its authority under this Agreement. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner, and the General Partner’s Stockholders, collectively.

(ii)         The General Partner and the Partnership shall not have liability to the any Limited Partner or the Special Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner or the Special Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement.

(iii)        With respect to any indebtedness of the Partnership which any Limited Partner or the Special Limited Partner may have guaranteed, the General Partner (and its investment advisor) shall have no duty to keep such indebtedness outstanding.

7.2           Certificate of Limited Partnership

(a)          The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act.

(b)          (i)          The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

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(ii)         To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

(iii)        The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

7.3           Reimbursement of the General Partner

(a)          Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)          (i)          The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs on behalf of the Partnership relating to the ownership and operation of the Partnership’s assets, or for the benefit of the Partnership, including all expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees and any and all salaries, compensation and expenses of officers and employees of the General Partner, but excluding any portion of expenses reasonably attributable to assets not owned by or for the benefit of, or to operations not for the benefit of, the Partnership or Affiliates of the Partnership; provided, however, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it in its name.

(ii)         Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.6 hereof.

(iii)        The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its reasonable discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

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(c)          (i)          Expenses incurred by the General Partner relating to the organization or reorganization of the Partnership and the General Partner, the issuance of Common Stock in connection with an Offering and any issuance of additional Partnership Interests, Common Stock or rights, options, warrants, or convertible or exchangeable securities pursuant to Section 4.2 hereof and all costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations (including all costs, expenses, damages, and other payments resulting from or arising in connection with litigation related to any of the foregoing) are primarily obligations of the Partnership.

(ii)         To the extent the General Partner pays or incurs such expenses, the General Partner shall be reimbursed for such expenses.

7.4           Outside Activities of the General Partner

(a)          Without the Consent of the Limited Partners, the General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition, and disposition of Partnership Interests and the management of its business and the business of the Partnership, and such activities as are incidental thereto.

(b)          The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

7.5           Contracts with Affiliates

(a)          (i)          The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Subsidiaries and Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.

(ii)         The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)          Except as provided in Section 7.4, the Partnership may Transfer assets to Entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, may determine.

(c)          Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, Transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

(d)          The General Partner, in its sole and absolute discretion and without the approval the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them.

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(e)          The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a “right of first opportunity” or “right of first offer” arrangement, non-competition agreements and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

7.6           Indemnification

(a)          (i)          To the fullest extent permitted by Delaware law or as provided herein, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Claims”), that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, so long as (A) the course of conduct which gave rise to the Claim was taken, in the reasonable determination of the Indemnitee made in good faith, in the best interests of the Partnership or the General Partner, (B) such Claim was not the result of negligence or misconduct by the Indemnitee, (C) the Indemnitee (if other than the General Partner) was acting on behalf of or performing services for the Partnership and (D) such indemnification is not satisfied or recoverable from the assets of the Stockholders of the General Partner. Notwithstanding the foregoing, no Indemnitee (other than the General Partner) shall be indemnified for any Claim arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such Indemnitee, (2) such allegations have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee, or (3) a court of competent jurisdiction approves a settlement of such allegations against such Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Common Stock was offered or sold as to indemnification for violations of securities law.

(ii)         Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty (except a guaranty by a limited partner of nonrecourse indebtedness of the Partnership or as otherwise provided in any such loan guaranty), contractual obligation for any indebtedness or other obligation or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness.

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(iii)        Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

(b)          Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.6 has been met; and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)          The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

(d)          The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.6. Actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f)          In no event may an Indemnitee subject any of the Partners (other than the General Partner) to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(h)          (i)          The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(ii)         Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)          If and to the extent any payments to the General Partner pursuant to this Section 7.6 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

(j)          Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.

7.7           Liability of the General Partner

(a)          Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor the investment advisor of the General Partner nor any of their respective officers and directors, shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the General Partner or its investment advisor, as the case may be, acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

(b)          (i)          Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agent, including its investment advisor.

(ii)         The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)          The Limited Partners expressly acknowledge that if any conflict in the fiduciary duties owed by the General Partner to its Stockholders and by the General Partner, in its capacity as a general partner of the Partnership, to the Limited Partners or the Special Limited Partner, the General Partner may act in the best interests of the General Partner’s Stockholders without violating its fiduciary duties to the Limited Partners or the Special Limited Partner, and that, notwithstanding anything to the contrary herein, the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Limited Partners or the Special Limited Partner in connection with any such violation.

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(d)          Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership, the Special Limited Partner and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.8           Other Matters Concerning the General Partner

(a)          The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)          The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)          (i)          The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact.

(ii)         Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

(d)          Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order

(i)          to protect the ability of the General Partner to continue to qualify as a REIT; or

(ii)         to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code,

is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and the Special Limited Partner.

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7.9           Title to Partnership Assets

(a)          Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.

(b)          (i)          Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.

(ii)         The General Partner hereby declares and warrants that any Partnership asset for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.

(iii)        All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.10         Reliance by Third Parties

(a)          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.

(b)          Each Limited Partner and the Special Limited Partner hereby waive any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.

(c)          In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives.

(d)          Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that

(i)          at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect;

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(ii)         the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and

(iii)        such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

7.11         Loans By Third Parties

The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including in connection with any acquisition of property) with any Person upon such terms as the General Partner determines appropriate.

Article 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1           Limitation of Liability

No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

8.2           Management of Business

(a)          No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.

(b)          The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

8.3           Outside Activities of Limited Partners

(a)          Subject to any agreements entered into pursuant to Section 7.5 hereof and any other agreements entered into by a Limited Partner , the Special Limited Partner, or any of their Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner, the Special Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner or the Special Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.

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(b)          Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner, the Special Limited Partner, any Assignee or any of their Affiliates.

(c)          No Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

8.4           Return of Capital

(a)          Except pursuant to the Exchange Rights Agreements, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.

(b)          Except as provided in Articles 5, 6 and 13 hereof, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

8.5           Rights of Limited Partners Relating to the Partnership

(a)          In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b) hereof, each Limited Partner and the Special Limited Partner shall have the right, for a purpose reasonably related to such Person’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Person’s own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):

(i)          to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934; and

(ii)         to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year.

(b)          Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners and the Special Limited Partner, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that:

(i)          the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or

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(ii)         the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

8.6           Exchange of OP Units

(a)          Subject to Sections 8.6(b), (c), (d), (e), (f) and (g) hereof, the penultimate sentence of this Section 8.6(a), and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to OP Units held by them, each Limited Partner holding OP Units shall have the right (the “OP Unit Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units held by such Limited Partner at a redemption price equal to and in the form of the OP Unit Redemption Amount to be paid by the Partnership; provided, that such OP Units (including, for the avoidance of doubt, any OP Units issued to such Limited Partner as a result of any merger, consolidation or other business combination or reorganization to which the Partnership and/or the General Partner is a party) shall have been outstanding for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion), which period shall include the period that Partnership Units that were converted into such OP Units were held, and subject to any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner. The OP Unit Redemption Right shall be exercised pursuant to a written notice (the “Notice of Redemption”) delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the OP Unit Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the Common Stock Amount; provided, further, that the Partnership shall not be obligated to satisfy such OP Unit Redemption Right if the General Partner elects to purchase the OP Units subject to the Notice of Redemption; and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the OP Unit Redemption Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner. The Redeeming Limited Partner shall have no right, with respect to any OP Units so redeemed, to receive any distribution paid with respect to OP Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)          Notwithstanding the provisions of Section 8.6(a) hereof, a Limited Partner that exercises the OP Unit Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such OP Units by paying to the Redeeming Limited Partner either the Cash Amount or the Common Stock Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the OP Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units. If the General Partner shall elect to exercise its right to purchase OP Units under this Section 8.6(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five business days after the receipt by the General Partner of such Notice of Redemption.

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(c)          In the event the General Partner shall exercise its right to purchase OP Units with respect to the exercise of a OP Unit Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such OP Unit Redemption Right, and each of the Redeeming Limited Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s OP Units to the General Partner. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Stock upon exercise of the OP Unit Redemption Right.

(d)          Notwithstanding the provisions of Sections 8.6(a) and 8.6(b) hereof, a Limited Partner shall not be entitled to exercise the OP Unit Redemption Right if the delivery of Common Stock to such Limited Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.6(b) hereof (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.6(b) hereof) would cause the acquisition of Common Stock by such Limited Partner to be “integrated” with any other distribution of Common Stock or OP Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion and without the consent of any other Limited Partner or Person, may waive the restriction on redemption set forth in this Section 8.6(c).

(e)          Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.6 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional Class A Stock to be issued to provide financing to be used to make such payment of the Cash Amount. Any Common Stock Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.6 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional Class A Stock to be issued. Notwithstanding the foregoing, the General Partner agrees to use its reasonable best efforts to cause the closing of the acquisition of redeemed OP Units hereunder to occur as quickly as reasonably possible.

(f)          Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the OP Unit Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the OP Unit Redemption Right, such Partner must furnish the General Partner with such supporting documentation reasonably requested by the General Partner. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the OP Unit Redemption Right and if the OP Unit Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Limited Partner in redemption of its OP Units. If, however, the OP Unit Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the OP Unit Redemption Amount, the OP Unit Redemption Amount shall be treated as an amount received by such Limited Partner in redemption of its OP Units, and the Limited Partner shall contribute the excess of the Withheld Amount over the OP Unit Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

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(g)          Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their OP Unit Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners.

(h)          Any other terms, conditions and restrictions with respect to such a redemption will be contained in an exchange rights agreement among the General Partner, the Partnership and one or more Limited Partners (as amended from time to time, the “Exchange Rights Agreement”). The form of the Exchange Rights Agreement governing the redemption of OP Units hereafter shall be determined by the General Partner.

(i)          The Limited Partners and all successors, assignees and transferees (whether by operation of law, including by merger or consolidation, dissolution or liquidation of an entity that is a Limited Partner, or otherwise) shall be bound by the provisions of the Exchange Rights Agreement to which they are parties.

8.7           Conversion and Exchange of Special Limited Partner Interest.

(a)          Conversion. At such time as the Special Limited Partner is entitled to the Listing Promote, a Termination Promote or the Investment Liquidity Promote, the Special Limited Partner shall have the right, but not the obligation, to contribute the entire Special Limited Partner Interest to the Partnership in exchange for OP Units in a transaction intended to qualify as a contribution of property pursuant to Section 721 of the Code. The Special Limited Partner shall notify the General Partner of its intention to exchange its Special Limited Partner Interest as soon as reasonably practicable after learning of the event that will give rise to its right to receive the Listing Promote, Termination Promote or Investment Liquidity Promote. The number of OP Units issuable upon a conversion of the Special Limited Partner Interest shall be equal to the quotient of (i) the Listing Promote, Termination Promote or Investment Liquidity Promote, as the case may be, divided by (ii) the product of (A) in the case of the Listing Promote or the Termination Promote, the Value of one share of Common Stock, and in the case of the Investment Liquidity Promote, the Investment Liquidity Value per one share of Common Stock multiplied by (B) the Exchange Factor. The Special Limited Partner covenants and agrees with the Partnership that the Special Limited Partner Interest shall be free and clear of all liens. The conversion of all or a portion of the Special Limited Partner Interest shall occur automatically after the close of business on the applicable date of conversion, as of which time the Special Limited Partner shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion.

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(b)          Exchange. OP Units issuable upon a conversion of the Special Limited Partner Interest as set forth in this Section 8.7, shall be exchangeable for cash or, at the option of the Partnership, for shares of Common Stock pursuant to Section 8.6.

Article 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1           Records and Accounting

(a)          The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including all books and records necessary for the General Partner to comply with applicable REIT Requirements and to provide to the Limited Partners and the Special Limited Partner any information, lists and copies of documents required to be provided pursuant to Sections 8.5(a) and 9.3 hereof.

(b)          Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(c)          The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

9.2           Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

9.3           Reports

(a)          As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its Stockholders, the General Partner shall cause to be mailed to each Limited Partner and the Special Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with the standards of the Public Accounting Oversight Board (United States), such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its sole discretion.

(b)          If and to the extent that the General Partner mails quarterly reports to its Stockholders, then as soon as practicable, but in no event later than the date such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner and the Special Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

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(c)          Notwithstanding the foregoing, the General Partner may deliver to the Limited Partners and the Special Limited Partner each of the reports described above, as well as any other communications that it may provide hereunder, by e-mail or by any other electronic means.

Article 10
TAX MATTERS

10.1         Preparation of Tax Returns

(a)          The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by the Limited Partners and the Special Limited Partner for U.S> federal and state income tax reporting purposes. The federal income tax return of the Partnership shall be filed annually on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required.

(b)          If required under the Code or applicable state or local income tax law, the General Partner shall also arrange for the preparation and timely filing of all returns of income, gains, deductions, losses and other items required of the Subsidiaries of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by the Limited Partners and the Special Limited Partner for U.S. federal and state income tax reporting purposes.

10.2         Tax Elections

(a)          Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code.

(b)          The General Partner shall elect a permissible method (which need not be the same method for each item or property) of eliminating the disparity between the Gross Asset Value and the tax basis for each item of property contributed to the Partnership or to a Subsidiary of the Partnership pursuant to the Regulations promulgated under the provisions of Section 704(c) of the Code.

(c)          The General Partner shall have the right to seek to revoke any tax election it makes, including the election under Section 754 of the Code, upon the General Partner’s determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

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(d)          The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation Section 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The tax matters partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners if and when the Safe Harbor Election becomes available. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The General Partner is authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation Section 1.83-3, including amending this Agreement.

10.3         Tax Matters Partner

(a)          (i)          The General Partner shall be the “tax matters partner” of the Partnership for U.S. federal income tax purposes.

(ii)         Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners, the Special Limited Partner and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners, the Special Limited Partner and the Assignees.

(iii)        The tax matters partner is authorized, but not required:

(A)         to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner (including the Special Limited Partner) for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners (including the Special Limited Partner), except that such settlement agreement shall not bind any Partner or the Special Limited Partner

(1)         who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or the Special Limited Partner; or

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(2)         who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(B)         if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner or the Special Limited Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(C)         to intervene in any action brought by any other Partner or the Special Limited Partner for judicial review of a final adjustment;

(D)         to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(E)         to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner or the Special Limited Partner for tax purposes, or an item affected by such item; and

(F)         to take any other action on behalf of the Partners, the Special Limited Partner or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

(b)          (i)          The tax matters partner shall receive no compensation for its services.

(ii)         All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.

(iii)        Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

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10.4         Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a one hundred eighty (180) month period as provided in Section 709 of the Code.

10.5         Withholding

(a)          Each Limited Partner and the Special Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner or the Special Limited Partner any amount of U.S. federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner or the Special Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code.

(b)          (i)          Any amount paid on behalf of or with respect to a Limited Partner or the Special Limited Partner shall constitute a loan by the Partnership to such Limited Partner or the Special Limited Partner, which loan shall be repaid by such Limited Partner or the Special Limited Partner as the case may be within fifteen (15) days after notice from the General Partner that such payment must be made unless

(A)         the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or the Special Limited Partner; or

(B)         the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner or the Special Limited Partner.

(ii)         Any amounts withheld pursuant to the foregoing clauses (i)(A) or (B) shall be treated as having been distributed to the Limited Partner or the Special Limited Partner.

(c)          (i)          Each Limited Partner and the Special Limited Partner hereby unconditionally and irrevocably grant to the Partnership a security interest in such Limited Partner’s Partnership Interest and such Special Limited Partner’s Special Limited Partner Interest, as the case may be, to secure such Limited Partner’s or Special Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5.

(ii)         (A)         If a Limited Partner or the Special Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.5, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner or the Special Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner or the Special Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner or the Special Limited Partner.

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(B)         Without limitation, in such event, the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner or the Special Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner or the Special Limited Partner and immediately paid by the defaulting Limited Partner or the Special Limited Partner to the General Partner in repayment of such loan.

(iii)        Any amount payable by a Limited Partner or the Special Limited Partner hereunder shall bear interest at the highest base or prime rate of interest published from time to time by The Wall Street Journal, plus four (4) percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

(iv)        Each Limited Partner or the Special Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

Article 11
TRANSFERS AND WITHDRAWALS

11.1        Transfer

(a)          (i)          The term “Transfer,” when used in this Article 11 with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person, or a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(ii)         The term “Transfer” when used in this Article 11 does not include any exchange of Partnership Units for cash or Common Stock pursuant to the Exchange Rights Agreement.

(b)         (i)          No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.

(ii)         Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

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11.2       Transfer of the General Partner’s General Partner Interest

(a)          The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, or Transfer any of its Limited Partner Interest, except

(i)          if holders of at least two-thirds of the Limited Partner Interests consent to such Transfer or withdrawal;

(ii)         if such Transfer is to an entity which is wholly owned by the General Partner and is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code; or

(iii)        in connection with a transaction described in Section 11.2(c) or 11.2(d) (as applicable).

(b)          If the General Partner withdraws as general partner of the Partnership in accordance with Section 11.2(a), the General Partner’s General Partner Interest shall immediately be converted into a Limited Partner Interest.

(c)          Except as otherwise provided in Section 11.2(d), the General Partner shall not engage in any merger, consolidation or other combination of the General Partner with or into another Person (other than a merger in which the General Partner is the surviving entity) or sale of all or substantially all of its assets, or any reclassification, or any recapitalization of outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of Common Stock) (a “Transaction”), unless

(i)          in connection with the Transaction all Limited Partners will either receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Exchange Factor and the amount of cash, securities or other property or value paid in the Transaction to or received by a holder of one share of Common Stock corresponding to such Partnership Unit in consideration of one share of Common Stock at any time during the period from and after the date on which the Transaction is consummated; provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding Common Stock, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the amount of cash, securities, or other property which a Limited Partner would have received had it

(A)         exercised its Exchange Right and

(B)         sold, tendered or exchanged pursuant to the Offer the Common Stock received upon exercise of the Exchange Right immediately prior to the expiration of the Offer.

The foregoing is not intended to, and does not, affect the ability of (i) a Stockholder of the General Partner to sell its stock in the General Partner or (ii) the General Partner to perform its obligations (under agreement or otherwise) to such Stockholders (including the fulfillment of any obligations with respect to registering the sale of stock under applicable securities laws).

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(d)          (i)          Notwithstanding Section 11.2(c), the General Partner may merge into or consolidate with another entity if immediately after such merger or consolidation

(A)         substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and

(B)         the Surviving General Partner expressly agrees to assume all obligations of the General Partner hereunder.

(ii)         (A)         Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement and the Exchange Rights Agreement as set forth in this Section 11.2(d).

(B)         (1)         The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Exchange Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.

(2)         Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of Common Stock or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been redeemed for Common Stock immediately prior to such merger or consolidation.

(C)         Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Exchange Factor.

(iii)        The above provisions of this Section 11.2(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

11.3       Limited Partners’ Rights to Transfer

(a)          Subject to the provisions of Sections 11.3(c), 11.3(d), 11.3(e), 11.4 and 11.6, a Limited Partner may, without the consent of the General Partner, Transfer all or any portion of its Limited Partner Interest, or any of such Limited Partner’s economic right as a Limited Partner. In order to effect such transfer, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

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(b)          (i)          If a Limited Partner is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership.

(ii)         The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c)          The General Partner may prohibit any Transfer by a Limited Partner of its Partnership Units if it reasonably believes (based on the advice of counsel) such Transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

(d)          No Transfer by a Limited Partner of its Partnership Units may be made to any Person if

(i)          it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code;

(ii)         it would result in the Partnership being treated as an association taxable as a corporation for U.S. federal income tax purposes;

(iii)        such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code);

(iv)        such Transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

(v)         such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

(vi)        such Transfer is a sale or exchange, and such sale or exchange would, when aggregated with all other sales and exchanges during the 12-month period ending on the date of the proposed Transfer, result in 50% or more of the interests in Partnership capital and profits being sold or exchanged during such 12-month period without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; or

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(vii)       such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(e)          No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Section 1.752-1(a)(2) of the Regulations), without the consent of the General Partner, which may be withheld in its sole and absolute discretion; provided, however, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(f)          Any Transfer in contravention of any of the provisions of this Section 11.3 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

11.4       Substituted Limited Partners

(a)          (i)          No Limited Partner shall have the right to substitute a Permitted Transferee for a Limited Partner in its place.

(ii)         The General Partner shall, however, have the right to consent to the admission of a Permitted Transferee of the Partnership Interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.

(iii)        The General Partner’s failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

(b)          A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c)          (i)          No Permitted Transferee will be admitted as a Substituted Limited Partner, unless such transferee has furnished to the General Partner evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and, as it relates to the Substituted Limited Partners, the Exchange Rights Agreement, including the power of attorney granted in Section 2.4 hereof.

(ii)         Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner, and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

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11.5       Assignees

(a)          If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.4(a), such transferee shall be considered an Assignee for purposes of this Agreement.

(b)          An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Net Property Gain, Net Property Loss, and any other items of gain, loss, deduction or credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners, for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted).

(c)          If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

11.6       General Provisions

(a)          No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or, as it relates to the Limited Partners, pursuant to exchange of all of its Partnership Units pursuant to the applicable Exchange Rights Agreement.

(b)          (i)          Any Limited Partner which shall Transfer all of its Partnership Units in a Transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substituted Limited Partners.

(ii)         Similarly, any Limited Partner which shall Transfer all of its Partnership Units pursuant to an exchange of all of its Partnership Units pursuant to an Exchange Rights Agreement shall cease to be a Limited Partner.

(c)          Other than pursuant to the Exchange Rights Agreement or with the consent of the General Partner, transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Partnership.

(d)          (i)          If any Partnership Interest is transferred or assigned during the Partnership’s fiscal year in compliance with the provisions of this Article 11 or exchanged pursuant to the applicable Exchange Rights Agreement on any day other than the first day of a Partnership Year, then Net Income, Net Losses, Net Property Gain, Net Property Loss, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method or such other method permitted by the Code as the General Partner may select.

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(ii)         Solely for purposes of making such allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the exchanging Partner, provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate.

(iii)        All distributions pursuant to Section 5.1(a) and Section 5.1(b) attributable to Partnership Units, with respect to which the Partnership Record Date is before the date of such Transfer, assignment, or exchange of such Partnership Units, shall be made to the transferor Partner or the exchanging Partner, as the case may be, and in the case of a Transfer or assignment other than an exchange, all distributions pursuant to Section 5.1(a) and Section 5.1(b) thereafter attributable to such Partnership Units shall be made to the transferee Partner.

(e)          In addition to any other restrictions on transfer herein contained, including the provisions of this Article 11, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for U.S. federal or state income tax purposes (except as a result of the exchange for Common Stock of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership, there would be a significant risk that such transfer would cause the Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the exchange for Common Stock of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Exchange Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (viii) such transfer could adversely affect the ability of the General Partner to remain qualified as a REIT; or (ix) if in the opinion of legal counsel of the transferring Partner (which opinion and counsel are reasonably satisfactory to the Partnership), or legal counsel of the Partnership, such transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, if the General Partner has elected to be qualified as a REIT.

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(f)          The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Section 1.7704-1 of the Regulations (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “PTP Safe Harbors”). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the PTP Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Exchange Right in accordance with the terms of the applicable Exchange Rights Agreement unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation for U.S. federal income tax purposes.

Article 12
ADMISSION OF PARTNERS

12.1       Admission of Successor General Partner

(a)          (i)          A successor to all of the General Partner Interest pursuant to Article 11 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately following such transfer and the admission of such successor General Partner as a general partner of the Partnership upon the satisfaction of the terms and conditions set forth in Section 12.1(b).

(ii)         Any such transferee shall carry on the business of the Partnership without dissolution.

(b)          A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

(i)          the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;

(ii)         if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

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(iii)        counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause

(A)         the Partnership to be classified other than as a partnership for federal income tax purposes, or

(B)         the loss of any Limited Partner’s limited liability.

(c)          In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(d) hereof.

12.2       Admission of Additional Limited Partners

(a)          A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

(i)          evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and the applicable Exchange Rights Agreement, including the power of attorney granted in Section 2.4 hereof, and

(ii)         such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b)          (i)          Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.

(ii)         The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

(c)          (i)          If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, Net Property Gain, Net Property Loss, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method or such other method permitted by the Code as the General Partner may select.

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(ii)         (A)         Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner.

(B)         distributions pursuant to Section 5.1(a) and Section 5.1(b) with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions pursuant to Section 5.1(a) and Section 5.1(b) thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

12.3       Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Article 13
DISSOLUTION, LIQUIDATION AND TERMINATION

13.1       Dissolution

(a)          The Partnership shall not be dissolved by the admission of Substituted Limited Partners, Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.

(b)          The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (each, a “Liquidating Event”):

(i)          the expiration of its term as provided in Section 2.5 hereof;

(ii)         an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal, a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(iii)        an election to dissolve the Partnership made by the General Partner, with the Consent of the Limited Partners holding at least a majority of the Percentage Interest of the Limited Partners (including Limited Partner Interests held by the General Partner);

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(iv)        entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(v)         a Capital Transaction;

(vi)        a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

As used herein, a “majority in interest” shall refer to Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

13.2       Winding Up

    (a)          (i)          Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.

(ii)         No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.

(iii)        The General Partner, or, if there is no remaining General Partner, any Person elected by the Limited Partners holding at least a “majority in interest” (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock or other securities of the General Partner) shall be applied and distributed in the following order:

(A)         First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(B)         Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(C)         Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(D)         the balance, if any, shall be distributed to all Partners (including the Special Limited Partner) with positive Capital Accounts in accordance with their respective positive Capital Account balances after giving effect to all allocations in Exhibit B and all prior distributions under Section 5.1.

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(iv)        The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

(v)         Any distributions pursuant to this Section 13.2(a) shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

(b)          (i)          Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners (including the Special Limited Partner), the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary to satisfy liabilities of the Partnership (including to those Partners, including the Special Limited Partner, as creditors) or distribute to the Partners (including the Special Limited Partner), in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.

(ii)         Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Partners (including the Special Limited Partner), and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.

(iii)        The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)          In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner, the Limited Partners and the Special Limited Partner pursuant to this Article 13 may be:

(A)         distributed to a trust established for the benefit of the General Partner, the Limited Partners and the Special Limited Partner for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership; the assets of any such trust shall be distributed to the General Partner, the Limited Partners and the Special Limited Partner from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner, the Limited Partners and the Special Limited Partner pursuant to this Agreement; or

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(B)         withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner, the Limited Partners and the Special Limited Partner in the manner and order of priority set forth in Section 13.2(a), as soon as practicable.

13.3       Obligation to Contribute Deficit

If any Partner (other than a holder of Restricted Class B Units) has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. If a holder of Restricted Class B Units has a deficit balance in its Capital Account attributable to such Restricted Class B Units (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during with such liquidation occurs), such holder of Restricted Class B Units shall restore and contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero, but not to exceed an amount equal to the excess of the cash distributions of Net Sales Proceeds made (if any) to such holder of Restricted Class B Units over the amount of Net Property Gain (including, to the extent necessary, individual items of income and gain comprising Net Property Gain) and Liquidating Gain allocated to such holder of Restricted Class B Units in accordance with subparagraph 1(c)(ii) of Exhibit B, in compliance with Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations, which restoration and contribution shall be before the later to occur of (x) the end of the taxable year in which the Partnership is liquidated, or (y) ninety (90) days after the date of the liquidation of the Partnership, which amount shall be paid to creditors of the Partnership or, if the amount contributed exceeds the amount due to creditors, shall be distributed to the Partners with positive Capital Account balances.

13.4       Rights of Limited Partners

(a)          Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.

(b)          Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

13.5       Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners (including the Special Limited Partner).

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13.6       Termination of Partnership and Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

13.7       Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners (including the Special Limited Partner) during the period of liquidation.

13.8       Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Article 14
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

14.1       Amendments

(a)          The General Partner shall have the power, without the consent of the Limited Partners or the Special Limited Partner, to amend this Agreement except as set forth in Section 14.1(b) hereof. The General Partner shall provide notice to the Limited Partners and the Special Limited Partner when any action under this Section 14.1(a) is taken in the next regular communication to the Limited Partners.

(b)          Notwithstanding Section 14.1(a) hereof, this Agreement shall not be amended with respect to:

(i)          any Partner, including the Special Limited Partner, adversely affected without the Consent of such Partner adversely affected if such amendment would:

(A)         convert a Limited Partner’s or the Special Limited Partner’s interest in the Partnership into a General Partner Interest;

(B)         modify the limited liability of a Limited Partner or the Special Limited Partner in a manner adverse to such Limited Partner or the Special Limited Partner; or

(C)         amend this Section 14.1(b)(i);

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(ii)         any Limited Partner adversely affected without the Consent of Limited Partners holding more than fifty percent (50%) of the outstanding Percentage Interests of the Limited Partners adversely affected if such amendment would:

(A)         alter or change Exchange Rights;

(B)         create an obligation to make Capital Contributions not contemplated in this Agreement;

(C)         alter or change the terms of this Agreement or the Exchange Rights Agreement regarding the rights of the limited partners with respect to Business Combinations;

(D)         alter or change the distribution and liquidation rights provided in Section 5 and 13 hereto, except as otherwise permitted under this Agreement; or

(E)         amend this Section 14.1(b)(ii).

(c)          Section 14.1(b)(i) does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

(d)          Notwithstanding Section 14.1(a) hereof, no provision of this Agreement shall be amended or modified without the Special Limited Partner’s prior written consent if such amendment or modification (i) relates to the distributions, allocations or other rights and privileges of the Special Limited Partner or (ii) would amend this Section 14.1(d).

14.2       Meetings of the Partners

(a)          (i)          Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests.

(ii)         The request shall state the nature of the business to be transacted.

(iii)        Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.

(iv)        Partners may vote in person or by proxy at such meeting.

(v)         Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1(a).

(vi)        Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Partners (including the General Partner) shall control.

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(b)          (i)          Subject to Section 14.2(a)(vi), any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).

(ii)         Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).

(iii)        Such Consent shall be filed with the General Partner.

(iv)        An action so taken shall be deemed to have been taken at a meeting held on the effective date of the Consent as certified by the General Partner.

(c)          (i)          Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.

(ii)         Every proxy must be signed by the Partner or an attorney-in-fact and a copy thereof delivered to the Partnership.

(iii)        No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

(iv)        Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the General Partner’s receipt of written notice of such revocation from the Partner executing such proxy.

(d)          (i)          Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

(ii)         Meetings of Partners may be conducted in the same manner as meetings of the Stockholders of the General Partner and may be held at the same time, and as part of, meetings of the Stockholders of the General Partner.

Article 15
GENERAL PROVISIONS

15.1       Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner, the Special Limited Partner, Indemnitee or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or five days after being sent by first class United States mail or by overnight delivery or via facsimile to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing. Notwithstanding the foregoing, the General Partner may elect to deliver any such notice, demand, request or report by E-mail or by any other electronic means, in which case such communication shall be deemed given or made one day after being sent.

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15.2       Titles and Captions

All article or section titles or captions in this Agreement are for convenience of reference only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

15.3       Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

15.4       Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.5       Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.6       Creditors

Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

15.7       Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.8       Counterparts

This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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15.9       Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

15.10      Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.11      Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

15.12      Merger

Notwithstanding any provision of this Agreement, the General Partner, without the consent of the Limited Partners or any other Person, may (i) merge or consolidate the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company, corporation or other Person or (ii) sell all or substantially all of the assets of the Partnership and may amend this Agreement in any manner or adopt a new limited partnership agreement for the Partnership in connection with any such transaction consistent with the provisions of this Section 15.12.

15.13      No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as Stockholders of the General Partner, including any right to receive dividends or other distributions made to Stockholders or to vote or to consent or receive notice as Stockholders in respect to any meeting of Stockholders for the election of directors of the General Partner or any other matter.

Article 16
CLASS B UNITS

16.1       Designation and Number

(a)          A series of Partnership Units in the Partnership, designated as the “Class B Units,” is hereby established. Except as set forth in this Article 16, Class B Units shall have the same rights, privileges and preferences as the OP Units. Subject to the provisions of this Article 16 and the special provisions of subparagraph 1(c)(ii) of Exhibit B, Class B Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto. In connection with services provided by the Advisor under the Advisory Agreement for the period prior to the date on which the initial Offering has ended and the General Partner has invested substantially all the net proceeds therefrom, the General Partner shall cause the Partnership to issue to the Advisor within thirty (30) days after the end of each Quarter a number of Class B Units equal to the quotient of (i) the product of the Cost of Assets multiplied by 0.1875% divided by (ii) the Value of one share of Common Stock as of the last day of such Quarter; provided, that each quarterly issuance of Class B Units shall be subject to the approval of the General Partner’s board of directors.

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(b)          It is intended that the Partnership shall maintain at all times a one-to-one correspondence between Class B Units and OP Units for conversion and other purposes. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the Class B Units to maintain a one-for-one conversion and economic equivalence ratio between OP Units and Class B Units. The following shall be “Adjustment Events:” (A) the Partnership makes a distribution on all outstanding OP Units in Partnership Units, (B) the Partnership subdivides the outstanding OP Units into a greater number of units or combines the outstanding OP Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units. If more than one Adjustment Event occurs, the adjustment to the Class B Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following events shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units in respect of a capital contribution to the Partnership, including a contribution by the General Partner of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the OP Units other than actions specifically described above as Adjustment Events and, in the opinion of the General Partner such action would require an adjustment to the Class B Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Class B Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the Class B Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each holder of Class B Units setting forth the adjustment to his, her or its Class B Units and the effective date of such adjustment.

16.2       Special Provisions. Class B Units shall be subject to the following special provisions:

(a)          Restrictions and Forfeiture.

(i)          All Class B Units when issued shall be subject to forfeiture and shall constitute “Restricted Class B Units” and shall remain subject to forfeiture as provided in this Section 16.2(a) until the requirements of this Section 16.2(a) have been satisfied.

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(ii)         One hundred percent (100%) of the outstanding Restricted Class B Units shall no longer be subject to forfeiture and shall constitute “Unrestricted Class B Units” at such time as:

(A)         the value of the Partnership’s assets (as determined by the General Partner) plus all distributions made under Sections 5.1(a), 5.1(b)(i) and 5.1(b)(ii) equals the cumulative Net Investment plus the Priority Return on such cumulative Net Investment (the “Economic Hurdle”); provided, that in the event of an OP Unit Transaction the determination of the value of the Partnership’s assets shall take into account the offering price or transaction value of the Common Stock, as appropriate; and

(B)         a Liquidity Event occurs concurrently with or subsequent to the Economic Hurdle being met.

(iii)        If the Advisory Agreement is terminated for any reason other than pursuant to a Termination Without Cause, any outstanding Restricted Class B Units shall be forfeited immediately. If the Advisory Agreement is terminated pursuant to a Termination Without Cause prior to the date on which the Economic Hurdle has been met, any outstanding Restricted Class B Units shall be forfeited immediately. Upon such forfeiture, such Restricted Class B Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. No consideration or other payment shall be due with respect to any Class B Units that have been forfeited. In connection with any forfeiture of Class B Units, the balance of the Capital Account of a holder of Class B Units, if any, shall be reduced by the amount of the Capital Account attributable to the forfeited Class B Units, and such reduction shall be reallocated to all holders of OP Units, pro rata in accordance with their respective Percentage Interests with respect to OP Units.

(iv)        The General Partner may in its sole discretion provide for the acceleration, waiver or change of the forfeiture provisions contained in this Section 16.2(a), in whole or in part, based on such factors or criteria as the General Partner may determine.

(b)          Distributions. The holders of Class B Units shall be entitled to (i) current distributions of Cash Available for Distribution pursuant to Section 5.1(a); (ii) distributions, if any, of Net Sales Proceeds pursuant to Section 5.1(b)(iii); and (iii) distributions in liquidation of the Partnership pursuant to Section 13.2.

(c)          Allocations. Holders of Class B Units shall be entitled to certain special allocations of gain under subparagraph 1(c)(ii) of Exhibit B.

(d)          Exchange Right. The right to exchange all or a portion of Partnership Units for cash or, at the option of the Partnership, for shares of Common Stock provided to Limited Partners under Section 8.6 hereof shall not apply with respect to Class B Units unless and until the Class B Units are converted to OP Units as provided in clause (e) below and Section 16.4 hereof.

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(e)          Conversion to OP Units. Unrestricted Class B Units are eligible to be converted into OP Units in accordance with Section 16.4 hereof.

16.3       Voting

(a)          Holders of Class B Units shall (a) have the same voting rights as the Limited Partners, with the Class B Units voting as a single class with the OP Units and having one vote per Class B Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any Class B Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Class B Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to Class B Units so as to materially and adversely affect any right, privilege or voting power of the Class B Units or the holders of Class B Units as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the Limited Partners; but subject, in any event, to the following provisions:

(i)          With respect to any OP Unit Transaction, so long as the Class B Units are treated in accordance with Section 16.4(c) hereof, the consummation of such OP Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Class B Units or the holders of Class B Units as such; and

(ii)         Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including additional OP Units or Class B Units whether ranking senior to, junior to, or on a parity with the Class B Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Class B Units or the holders of Class B Units as such.

(b)          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding Class B Units shall have been converted into OP Units.

16.4       Conversion of Class B Units

(a)          Conversion. Restricted Class B Units shall not be convertible into OP Units until they become Unrestricted Class B Units. At such time as the Economic Capital Account Balance attributable to an Unrestricted Class B Unit is equal to the OP Unit Economic Balance, each such balance determined on a per unit basis as of the effective date of conversion (the “Conversion Date”), such Unrestricted Class B Unit shall automatically convert into one fully paid and non-assessable OP Unit, giving effect to all adjustments (if any) made pursuant to Section 16.1 hereof; provided, that an Unrestricted Class B Unit shall not be convertible into OP Units if the Economic Capital Account Balance attributable to such Unrestricted Class B Unit is negative. Each holder of Class B Units covenants and agrees with the Partnership that all Unrestricted Class B Units to be converted pursuant to this Section 16.4 shall be free and clear of all liens. The conversion of Unrestricted Class B Units shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of Unrestricted Class B Units, as of which time such holder of Unrestricted Class B Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. For purposes of determining the Economic Capital Account Balance attributable to an Unrestricted Class B Unit, allocations pursuant to subparagraph 1(c)(ii) of Exhibit B shall be made in such a manner so as to allow the greatest number of Class B Units to convert pursuant to this Section 16.4 at any time.

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(b)          Adjustment to Gross Asset Value.

(i)          The General Partner shall provide the holders of Class B Units the opportunity but not the obligation to make Capital Contributions to the Partnership in exchange for OP Units in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(i) of the definition of Gross Asset Value up to two (2) times each fiscal year including:

(A)         if the Partnership or the General Partner shall be a party to any OP Unit Transaction; provided, that the General Partner shall give each holder of Class B Units written notice of such OP Unit Transaction at least thirty (30) days prior to entering into any definitive agreement pursuant to which the OP Unit Transaction would be consummated;

(B)         upon a Listing; provided, that the General Partner shall give each holder of Class B Units written notice of such Listing at least thirty (30) days prior to such Listing; or

(C)         upon a Termination Without Cause; provided, that the General Partner shall give each holder of Class B Units written notice of such Termination Without Cause at least thirty (30) days prior to such Termination Without Cause.

(ii)         For purposes of clause (i) of this Section 16.4(b), the value of each OP Unit issued in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets shall be an amount equal to the product of (y) the Value of a share of Common Stock as of the date the holder of Class B Units makes a Capital Contribution to the Partnership multiplied by (z) the Exchange Factor.

(iii)        For the avoidance of doubt, the issuance of Class B Units shall be treated as an event allowing for an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(iv) of the definition of Gross Asset Value.

(c)          Impact of Conversion for Purposes of Subparagraph 1(c)(ii) of Exhibit B. For purposes of making future allocations under subparagraph 1(c)(ii) of Exhibit B, the portion of the Economic Capital Account Balance of the applicable holder of Unrestricted Class B Units that is treated as attributable to his, her or its Class B Units shall be reduced, as of the date of conversion, by the product of the number of Unrestricted Class B Units converted and the OP Unit Economic Balance.

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(d)          OP Unit Transactions. Immediately prior to or concurrent with an OP Unit Transaction the maximum number of Class B Units then eligible for conversion (in accordance with the provisions of Section 16.4(a)) shall automatically be converted into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 16.1 hereof, taking into account any allocations that occur in connection with the OP Unit Transaction or that would occur in connection with the OP Unit Transaction if the assets of the Partnership were sold at the OP Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the OP Unit Transaction (in which case the Conversion Date shall be the effective date of the OP Unit Transaction). In anticipation of such OP Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of Class B Units to be afforded the right to receive in connection with such OP Unit Transaction in consideration for the OP Units into which his, her or its Class B Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such OP Unit Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the OP Unit Transaction, prior to such OP Unit Transaction the General Partner shall give prompt written notice to each holder of Class B Units of such election, and shall use commercially reasonable efforts to afford the holders of Class B Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Class B Unit held by such holder into OP Units in connection with such OP Unit Transaction. If a holder of Class B Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Class B Unit held by him, her or it (or by any of his, her or its transferees) the same kind and amount of consideration that a holder of an OP Unit would receive if such OP Unit holder failed to make such an election. The Partnership shall use commercially reasonable effort to cause the terms of any OP Unit Transaction to be consistent with the provisions of this Section 16.4(d) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of Class B Units whose Class B Units will not be converted into OP Units in connection with the OP Unit Transaction that will (i) contain provisions enabling the holders of Class B Units that remain outstanding after such OP Unit Transaction to convert their Class B Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the holders of Class B Units.

16.5       Profits Interests

(a)          Class B Units are intended to qualify as a “profits interest” in the Partnership issued to a new or existing Partner in a partner capacity for services performed or to be performed to or for the benefit of the Partnership within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191, the Code, the Regulations, and other future guidance provided by the IRS with respect thereto, and the allocations under subparagraph 1(c)(ii) of Exhibit B shall be interpreted in a manner that is consistent therewith.

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(b)          The Partners agree that the General Partner may make a Safe Harbor Election (if and when the Safe Harbor Election becomes available), on behalf of itself and of all Partners, to have the Safe Harbor apply irrevocably with respect to Class B Units transferred in connection with the performance of services by a Partner in a partner capacity. The Safe Harbor Election (if and when the Safe Harbor Election becomes available) shall be effective as of the date of issuance of such Class B Units. If such election is made, (i) the Partnership and each Partner agree to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity, whether such Partner was admitted as a Partner or as the transferee of a previous Partner, and (ii) the General Partner shall cause the Partnership to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.

(c)          The Partners agree that if a Safe Harbor Election is made by the General Partner, (A) each Class B Unit issued hereunder with respect to which the Safe Harbor Election is available is a Safe Harbor Interest, (B) each Class B Unit represents a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by such holder of Class B Units in his, her or its capacity as a Partner or in anticipation of becoming a Partner, and (C) the fair market value of each Class B Unit issued by the Partnership upon receipt by such holder of Class B Units as of the date of issuance is zero (plus the amount, if any, of any Capital Contributions made to the Partnership by such holder of Class B Units in connection with the issuance of such Class B Unit), representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all Partners).

(d)          Each Partner, by signing this Agreement or by accepting such transfer, hereby agrees (A) to comply with all requirements of any Safe Harbor Election made by the General Partner with respect to each holder of Class B Units’ Safe Harbor Interest, (B) that each holder of Class B Units shall take into account of all items of income, gain, loss, deduction and credit associated with its Class B Units as if they were fully vested in computing its federal income tax liability for the entire period during which it holds the Class B Units, (C) that neither the Partnership nor any Partner shall claim a deduction (as wages, compensation or otherwise) for the fair market value of such Class B Units issued to a holder of such Class B Units, either at the time of grant of the Class B Units or at the time the Class B Units becomes substantially vested, and (D) that to the extent that such profits interest is forfeited after the date hereof, the Partnership shall make special forfeiture allocations of gross items of income, deduction or loss (including, as may be permitted by or under Regulations (or other rules promulgated) to be adopted, notional items of income, deduction or loss) in accordance with the Regulations to be adopted under Sections 704(b) and 83 of the Code.

(e)          The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as reasonably determined by the General Partner, to perfect and maintain any Safe Harbor Election made by the General Partner with respect to granting of each holder of Class B Units’ Safe Harbor Interest.

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(f)          The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend this Agreement to the extent necessary or helpful in accordance with the advice of Partnership tax counsel or accountants to sustain the Partnership’s position that (A) it has complied with the Safe Harbor requirements in order to provide for a Safe Harbor Election and it has ability to maintain the same, or (B) the issuance of the Class B Units is not a taxable event with respect to the holders of Class B Units, and the General Partner shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by any Partner necessary or desirable to (A) enable or preserve a Safe Harbor Election or (B) otherwise to prevent the issuance of Class B Units from being a taxable event with respect to the holders of Class B Units may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner.

(g)          Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner, at the expense of the Partnership.

(h)          No Transfer of any interest in the Partnership by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of Section 10.2(d) and this Section 16.5, in a form reasonably satisfactory to the General Partner.

(i)          The provisions of this Section 16.5 shall apply regardless of whether or not a holder of Class B Units files an election pursuant to Section 83(b) of the Code.

(j)          The General Partner may amend this Section 16.5 as it deems necessary or appropriate to maximize the tax benefit of the issuance of Class B Units to any holder of Class B Units if there are changes in the law or Regulations concerning the issuance of partnership interests for services.

[SIGNATURE PAGE FOLLOWS]

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Signature Page to Agreement of Limited Partnership of Lightstone Value Plus REIT III LP, among the undersigned and the other parties thereto.

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST III, INC.

By:
Name:
Title:

INITIAL LIMITED PARTNER:

LIGHTSTONE VALUE PLUST REIT III LLC

By:
Name:
Title:

SPECIAL LIMITED PARTNER:

LIGHTSTONE SLP III LLC

By:
Name:
Title:

Corporate/Limited Liability Company Additional Limited Partner Signature Page to Agreement of Limited Partnership of Lightstone Value Plus REIT III LP, among the undersigned and the other parties thereto.

Dated: ____________ __, 20___	[Name of Corporation/LLC]

By:
Name:
Title:

Individual Additional Limited Partner Signature Page to Agreement of Limited Partnership of Lightstone Value Plus REIT III LP, among the undersigned and the other parties thereto.

Dated: ____________ __, 20___

Partnership Limited Partner Signature Page to Agreement of Limited Partnership of Lightstone Value Plus REIT III LP, among the undersigned and the other parties thereto.

Dated: ____________ __, 20___	[Name of LP]

By:
Name:
Title:

Exhibit A

Partners’ Contributions and Partnership Interests

Name and Address of Partner	Type of Interest	Type of Unit	Capital Contribution	Number of Partnership Units	Percentage Interest
Lightstone Value Plus Real Estate Investment Trust III, Inc. [ADDRESS]	General Partner Interest	GP Units	$[•]	[•]	[•]%
	Limited Partner Interest	OP Units	$[•]	[•]	[•]%
Lightstone Value Plus REIT III LLC [ADDRESS]	Limited Partner Interest	OP Units	$[•]	[•]	[•]%
Lightstone SLP III LLC [ADDRESS]	Subordinated Participation Interest	None	$[•]	Not applicable	[•]%
	Special Limited Partner Interest	None	Not applicable	Not applicable	Not applicable

A-1

Exhibit B

Allocations

For purposes of this Exhibit B, the term “Partner” shall include the Special Limited Partner.

1.            Allocations.

(a)          Allocations of Net Income and Net Loss. Except as otherwise provided in this Agreement, after giving effect to the special allocations in subparagraph 1(c) and paragraph 2, Net Income, Net Loss and, to the extent necessary, individual items of income, gain, loss or deduction, of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated among the General Partner and Limited Partners in accordance with their respective Percentage Interests.

(b)          Allocations of Net Property Gain and Net Property Loss. Except as otherwise provided in this Agreement, after giving effect to the special allocations in subparagraphs 1(c) and paragraph 2, Net Property Gain, Net Property Loss and, to the extent necessary, individual items of income, gain, credit, loss and deduction comprising Net Property Gain and Net Property Loss of the Partnership for each fiscal year or other applicable period shall be allocated among the Partners in a manner determined in the reasonable discretion of the General Partner that will, as nearly as possible cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the distributions that would be made to such Partner pursuant to Section 5.1(b) of the Agreement if the Partnership were dissolved, its affairs wound up and its assets were sold for cash equal to their Gross Asset Value, taking into account any adjustments thereto for such period, all Partnership liabilities were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full in accordance with Section 5.1(b) to the Partners immediately after making such allocations, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed immediately prior to the hypothetical sale of assets.

(c)          Special Allocations.

(i)          General Partner Gross Income Allocation. After giving effect to the special allocations in paragraph 2 but prior to any allocations under subparagraphs 1(a) or 1(b), there shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period in an amount equal to the excess, if any, of (A) the cumulative distributions made to the General Partner under Section 7.3(b) of the Agreement, other than distributions which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset, over (B) the cumulative allocations of Partnership income and gain to the General Partner under this subparagraph 1(c)(i).

(ii)         Special Allocations Regarding Class B Units. After giving effect to the special allocations in subparagraph 1(c)(i) and paragraph 2 but prior to any allocations under subparagraphs 1(a) or 1(b), Net Property Gain and Liquidating Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain and Liquidating Gain of the Partnership shall be allocated to the Partners holding Class B Units until their Class B Economic Capital Account Balances are equal to (A) the OP Unit Economic Balance, multiplied by (B) the number of their Class B Units; provided, that no such Net Property Gain or Liquidating Gain or individual items of income and gain comprising Net Property Gain or Liquidating Gain will be allocated with respect to any particular Class B Unit unless and to the extent that the OP Unit Economic Balance exceeds the OP Unit Economic Balance in existence at the time such Class B Unit was issued. Any allocations made pursuant to the first sentence of this subparagraph 1(c)(ii) shall be made among the holders of Class B Units in proportion to the amounts required to be allocated to each under this subparagraph 1(c)(ii). The parties agree that the intent of this subparagraph 1(c)(ii) is to make the Capital Account balance associated with each Class B Unit to be economically equivalent to the Capital Account balance associated with the OP Units outstanding (on a per-Unit basis), but only if and to the extent that the Capital Account balance associated with the OP Units outstanding, without regard to the allocations under this subparagraph 1(c)(ii), has increased on a per-Unit basis since the issuance of the relevant Class B Unit. To the extent Net Property Loss is allocated to Partners Holding Class B Units pursuant to subparagraph 1(b), such Net Property Loss shall be allocated amount the Partners holding Class B Units in a manner that reverses the allocation of Net Property Gain to such Partner pursuant to this subparagraph 1(c)(ii).

(iii)        Special Allocations Regarding the Special Limited Partner Interest. After giving effect to the special allocations in subparagraphs 1(c)(i) and 1(c)(ii) and paragraph 2 but prior to any allocations under subparagraph 1(a) and 1(b), Net Property Gain and Liquidating Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain and Liquidating Gain of the Partnership shall be allocated to the Special Limited Partner until the Special Limited Partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the Special Limited Partner is entitled to receive or has received with respect to the Special Limited Partner Interest for such fiscal year and all prior fiscal years. Notwithstanding the foregoing, if the Special Limited Partner is entitled to receive distributions of Net Sales Proceeds pursuant to the Partnership’s obligation under the Listing Promote, Termination Promote or Investment Liquidity Promote, Liquidating Gain shall be allocated to the Special Limited Partner until the Special Limited Partner has received aggregate allocations equal to the aggregate amount of distributions the Special Limited Partner is entitled to receive pursuant to such Listing Promote, Termination Promote or Investment Liquidity Promote.

2.            Regulatory Allocations. Notwithstanding any provisions of paragraph 1 of this Exhibit B, the following special allocations shall be made.

(a)          Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain to the extent required by Section 1.704-2(f) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(b)          Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(c)          Qualified Income Offset. If a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d)          Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

(e)          Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

(f)          Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

(g)          Gross Income Allocation. If any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year or other applicable period which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subparagraph 2(g) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been tentatively made as if subparagraph 2(c) and this subparagraph 2(g) were not in this Agreement.

3.            Curative Allocations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this paragraph 3. Therefore, notwithstanding any other provision of this Exhibit B (other than the Regulatory Allocations and Tax Allocations), the General Partner shall make such offsetting allocations of Partnership income, gain, loss or deduction in whatever manner the General Partner determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement.

4.            Tax Allocations.

(a)          Items of Income or Loss. Except as is otherwise provided in this Exhibit B, an allocation of Partnership Net Income, Net Loss, Net Property Gain, Net Property Loss or Liquidating Gain to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (“Tax Items”) that is taken into account in computing Net Income, Net Loss, Net Property Gain, Net Property Loss or Liquidating Gain.

(b)          Section 1245/1250 Recapture. Subject to subparagraph 4(c) below, if any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code or is gain described in Section 1(h)(1)(D) of the Code (“Affected Gain”), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 4(b) shall not alter the amount of Net Income, Net Property Gain or Liquidating Gain (or items thereof) allocated among the Partners, but merely the character of such Net Income, Net Property Gain or Liquidating Gain (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income, Net Loss, Net Property Gain, Net Property Loss and Liquidating Gain for such respective period.

(c)          Precontribution Gain, Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution (“Precontribution Gain”). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner’s federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Gross Asset Value which is different from the Partnership’s adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this subparagraph 4(c) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This subparagraph 4(c) is to be interpreted consistently with such intent.

(d)          Excess Nonrecourse Liability Safe Harbor. Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership (as defined in Section 1.752-3(a)(3) of the Regulations), the Partners’ respective interests in Partnership profits shall be determined under any permissible method reasonably determined by the General Partner; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of “excess nonrecourse liabilities” of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the “Liability Shortfall”). If there is an insufficient amount of nonrecourse liabilities to allocate to each Partner an amount of nonrecourse liabilities equal to the Liability Shortfall, then an amount of nonrecourse liabilities in proportion to, and to the extent of, the Liability Shortfall shall be allocated to each Partner.

(e)          References to Regulations. Any reference in this Exhibit B or the Agreement to a provision of proposed and/or temporary Regulations shall, if such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.)

(f)          Successor Partners. For purposes of this Exhibit B, a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income, Net Loss, Net Property Gain, Net Property Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.

Exhibit C

Certificate of Limited Partnership